As filed with the Securities and Exchange Commission on April 1, 2015

Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GRIFOLS, S.A.

(Exact name of registrant as specified in its charter)

Spain	2834	Not applicable
(Jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS”

ON THE FOLLOWING PAGE)

Avinguda de la Generalitat, 152-158
Parc de Negocis Can Sant Joan
Sant Cugat del Vallès 08174
Barcelona, Spain

(Address, including zip code, and telephone number,

including area code, of registrants’ principal executive offices)

David Ian Bell
General Counsel
Grifols Shared Services North America, Inc.
2410 Lillyvale Ave
Los Angeles, CA 90032-3514
(323) 227-7540

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Julie M. Allen, Esq. Peter M. Samuels, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 Telephone: (212) 969-3000 Facsimile: (212) 969-2900	Tomás Dagá Raimon Grifols Osborne Clarke S.L.P. Avenida Diagonal, 477 Planta 20, 08036 Barcelona, Spain Tel: +34 93 419 1818

Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Note(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.25% Senior Notes due 2022	$1,000,000,000	100%	$1,000,000,000	$118,400
Guarantee of 5.25% Senior Notes due 2022(2)	—	—	—	—

(1)          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)          Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), determines.

TABLE OF CO-REGISTRANTS

Exact name as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Number	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Principal Executive Offices

Grifols Worldwide Operations Limited(1)	Ireland	2834	N/A	Embassy House, Herbert Park Lane Ballsbridge, Dublin 4, Ireland +353 1 667 2860

Biomat USA, Inc.	Delaware, United States	8099	95-4343492	2410 Lillyvale Ave., Los Angeles, CA 90032 +1 (323) 227-7540

Grifols Biologicals Inc.	Delaware, United States	2834	13-4253630	5555 Valley Boulevard, Los Angeles, CA 90032, +1 (323) 225-2221

Grifols Diagnostic Solutions Inc. (f/k/a Grifols Chiron Diagnostics Corp.)	Delaware, United States	2834	46-4067650	4560 Horton Street, Emeryville, CA 94608 +1 (510) 923-4000

Grifols Shared Services North America, Inc. (f/k/a Grifols Inc.)	Virginia, United States	2834	20-2533768	2410 Lillyvale Ave., Los Angeles, CA 90032 +1 (323) 227-7540

Grifols Therapeutics, Inc.	Delaware, United States	2834	34-2032472	4101 Research Commons 79 T.W. Alexander Drive, Research Triangle Park, North Carolina 27709 +1 (919) 316-6300

Grifols Worldwide Operations USA, Inc.	Delaware, United States	2834	46-4899056	13111 Temple Avenue, City of Industry, CA 91746 +1 (626) 435-2600

Instituto Grifols, S.A.	Spain	2834	N/A	Polígono Levante, calle Can Guasch s/n 08150 Parets del Vallés, Barcelona, Spain +34 93 5710200

(1) Grifols Worldwide Operations Limited is the issuer of the exchange notes offered hereby.  The other listed registrants, including Grifols, S.A. are Guarantors of the exchange notes.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED                  , 2015

PROSPECTUS

Grifols Worldwide Operations Limited

Offer to Exchange up to
$1,000,000,000 principal amount of 5.25% Senior Notes due 2022
For Any and All Outstanding Unregistered
$1,000,000,000 principal amount of 5.25% Senior Notes due 2022

MATERIAL TERMS OF THE EXCHANGE OFFER

•                                          We are offering to exchange any and all of our outstanding 5.25% Senior Notes due 2022 that were issued on March 12, 2014, or the existing notes, for an equal amount of new 5.25% Senior Notes due 2022, or the exchange notes (and the exchange notes together with the existing notes, the “notes”).

•                                          The exchange notes will represent the same debt as the existing notes, and Grifols Worldwide Operations Limited will issue the exchange notes under the same indenture.

•                                          The terms of the exchange notes are substantially identical to the existing notes, except that the transfer restrictions and registration rights relating to the existing notes will not apply to the exchange notes, and the exchange notes will not provide for the payment of special interest under circumstances related to the timing and completion of the exchange offer.

•                                          We are making the exchange offer to satisfy your registration rights, as a holder of existing notes.

•                                          The exchange offer expires at 5:00 p.m., New York City time, on         , 2015, unless extended.

•                                          Subject to the satisfaction or waiver of specified conditions, we will exchange your validly tendered unregistered existing notes that have not been withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes that have been registered under the Securities Act of 1933, as amended, or the Securities Act.

•                                          The exchange offer is not subject to any condition other than that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission, or the SEC, and other customary conditions.

•                                          You may withdraw your tender of notes at any time before the exchange offer expires.

•                                          The exchange of notes should not be a taxable exchange for U.S. federal income tax purposes.

•                                          We will not receive any proceeds from the exchange offer.

•                                          Any outstanding existing notes not validly tendered will remain subject to existing transfer restrictions.

•                                          The existing notes are currently listed on the official list of the Irish Stock Exchange, or the Official List and admitted to trading on the Global Exchange Market of the Irish Stock Exchange, or the Global Exchange Market. Application is expected to be made to the Irish Stock Exchange to admit the exchange notes to listing on the Official List and to trading on Global Exchange Market. This prospectus does not constitute listing particulars for the purpose of listing on the Official List and trading on the Global Exchange Market.  The Global Exchange Market is not a regulated market for the purpose of Directive 2004/39/EC. There is no assurance that the exchange notes will be listed on the Official List and admitted to trading on the Global Exchange Market and we cannot assure you that an active trading market for the notes will develop.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal relating to the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.  We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer, at such broker-dealer’s request, for use in connection with any such resale.  See “Plan of Distribution.”

Please refer to “Risk Factors” beginning on page 17 of this prospectus for certain important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes to be issued in the exchange offer or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2015

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-4, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should not assume that the information in this prospectus, any prospectus supplement or in any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.

You should read both this prospectus and any prospectus supplement together with the additional information described under the section in this prospectus entitled “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are not making an offer to sell, or seeking offers to buy, these securities in any jurisdictions where offers or sales are not permitted.

As used in this prospectus, unless the context otherwise requires or as is otherwise indicated:

•                                          all references to “Grifols,” “we,” “us” and “our” refer to Grifols, S.A., a company (sociedad anónima) organized under the laws of Spain, and our consolidated subsidiaries, and for all periods following the closing of the acquisition of Talecris Biotherapeutics Holdings Corp., on June 1, 2011, these terms include Talecris Biotherapeutics Holdings Corp.; and

•                                          all references to the “Company” refer to Grifols Worldwide Operations Limited, a company incorporated under the laws of Ireland; and

•                                          all references to the “Guarantors” refer to, collectively, Biomat USA, Inc., a Delaware corporation; Grifols Biologicals Inc., a Delaware corporation; Grifols Diagnostic Solutions Inc. (f/k/a Grifols Chiron Diagnostics Corp.), a Delaware corporation; Grifols Shared Services North America, Inc. (f/k/a Grifols Inc.), a Virginia corporation; Grifols Therapeutics, Inc. a Delaware corporation; Grifols Worldwide Operations USA, Inc., a Delaware corporation; and Instituto Grifols, S.A., a company organized under the laws of Spain.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (including any amendments and exhibits to the registration statement) on Form F-4 under the Securities Act.  This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement.  For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement.  If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed.  Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Exchange Act of 1934, as amended, or the Exchange Act, that are applicable to foreign private issuers.  Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K referred to, and incorporated, herein.  As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.  In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

You may inspect and copy reports and other information filed with the SEC at the Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC.  The address of that website is www.sec.gov.

In addition, our ordinary shares are listed on the Spanish Stock Exchanges and quoted on the Spanish Automated Quotation System under the symbol “GRF.” You may read copies of our annual and quarterly reports, accounts and other financial information and offering documents at the offices of the CNMV, Paseo de la Castellana, 19, Madrid. Some of our CNMV filings are also available at the website maintained by the Spanish securities commission at www.cnmv.es.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that:

•                                          incorporated documents are considered part of this prospectus;

•                                          we can disclose important information to you by referring you to those documents; and

•                                          information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

We incorporate by reference the following documents or information that we filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•                                          our annual report on Form 20-F for the year ended December 31, 2014, filed with the SEC on April 1, 2015 (SEC file number 001-35193).

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this prospectus, a report (or portion thereof) furnished on Form 6-K shall not be incorporated by reference into this prospectus.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Copies of these documents are not required to be filed with this prospectus.

You may request, orally or in writing, a copy of any filings referred to above, excluding exhibits, other than those specifically incorporated by reference into the documents you request, at no cost, by contacting us at the following address:

Grifols, S.A.
Avinguda de la Generalitat
152 Parque Empresarial Can Sant Joan
08174 Sant Cugat del Vallès, Barcelona, Spain

Attention:  Investor Relations
Telephone:  +34 93 571 0500

To ensure timely delivery, please make your request as soon as practicable and, in any event, no later than          , 2015, which is five business days prior to the expiration of the exchange offer.

We also make available, free of charge, on or through our website, copies of reports and other information.  We maintain a website at www.grifols.com.  The information contained in or connected to our website is not part of this prospectus unless expressly provided otherwise herein.

NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES ANNOTATED, 1955, AS AMENDED, WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER, OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used throughout this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications.  Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information.  While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we do not make any representation as to the accuracy of such information.  Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

NON-IFRS FINANCIAL INFORMATION

EBITDA, as presented in this prospectus, is a supplemental measure of our performance and our ability to service debt that is not required by, or presented in accordance with, International Financial Reporting Standards as adopted by the International Accounting Standards Board, or IFRS. It is not a measurement of our financial performance under IFRS and should not be considered as an alternative to net income or any other performance measures derived in accordance with IFRS or as alternatives to cash flow from operating activities as measures of our liquidity.

Our measurement of EBITDA may not be comparable to similarly titled measures of other companies and is not a measure of performance calculated in accordance with IFRS. We have included information concerning EBITDA in this prospectus because we believe that such information is used by certain investors as one measure of a company’s historical ability to service debt. We believe this measure is frequently used by securities analysts, investors and other interested parties in the evaluation of high yield issuers, many of which present EBITDA when reporting their results. Our presentation of EBITDA should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results or cash flows as reported under IFRS. Some of these limitations are:

•                  it does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments, on our debt;

•                  although depreciation is a non-cash charge, the assets being depreciated will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our IFRS results and using EBITDA only for supplemental purposes. Please see our audited consolidated financial statements and accompanying notes included in our annual report on Form 20-F for the year ended December 31, 2014, incorporated by reference in this prospectus.

TRADEMARKS AND SERVICE MARKS

We own or have the rights to various trademarks and trade names that we use in conjunction with the operation of our business including, but not limited to, Albutein®, Alphanate®, Flebogamma®, Gamunex®, Grifols, Prolastin® and Talecris.  Q-Coagulometer is a registered design mark of Grifols.  We pursue registration of our important service marks and trademarks and vigorously oppose any infringement upon them.  In this prospectus, we also refer to product names, trademarks, trade names and service marks that are the property of other companies.  Each of the trademarks, trade names or service marks of other companies appearing in this prospectus belongs to its owner.  The use or display of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the product, trademark, trade name or service mark owner, unless we otherwise expressly indicate.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAW

The Company is incorporated in Ireland, and the Guarantors are incorporated in the United States and Spain. Grifols is a company organized under the laws of Spain. The large majority of the Company’s and Guarantors’ board members and senior management reside outside the United States. Many of the assets of the Company, the Guarantors and those other persons are located outside the United States. Although we will appoint an agent for service of process in the United States and will submit to the jurisdiction of New York courts, in each case, in connection with any action under U.S. securities laws, it may not be possible for investors to effect service of process on us or on such persons within the United States in any action, including actions predicated upon the civil liability provisions of U.S. federal securities laws.

If a judgment is obtained in a U.S. court against the Company or any Guarantor, investors will need to enforce such judgment in jurisdictions where the relevant company has assets, which may not be such investors’ jurisdiction of domicile. In addition, Spanish counsel have informed us that it is questionable whether a Spanish court would accept jurisdiction and impose civil liability if proceedings were commenced in Spain predicated solely upon U.S. federal or state securities laws. If a judgment is obtained in a U.S. court against the Company, any Guarantor, or any of their respective directors or senior management, investors will need to enforce such judgment in jurisdictions where the relevant company or individual has assets. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not based on United States federal or state securities laws, would not be automatically enforceable in such countries. You should consult with your own advisers in any pertinent jurisdictions as needed to enforce a judgment in those countries or elsewhere outside the United States.

The statute of limitations applicable to payment of interest and repayment of principal under New York law is six years.

Ireland

As the United States is not a party to a convention with Ireland in respect of the enforcement of judgments, common law rules apply in order to determine whether a judgment of the courts of the State of New York is enforceable in Ireland. A judgment of the courts of the State of New York will be enforced by the courts of Ireland if the following general requirements are met:

(i)                                     the courts of the State of New York must have had jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this rule); and

(ii)                                  the judgment must be final and conclusive and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. However, where the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive.

However, Irish courts may refuse to enforce a judgment of the courts of the State of New York which meets the above requirements for one of the following reasons:

(i)                                     if the judgment is not for a definite sum of money;

(ii)                                  if the judgment was obtained by fraud;

(iii)                               the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice;

(iv)                              the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland;

(v)                                 jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Superior Courts Rules;

(vi)                              if the judgment is irreconcilable with an earlier judgment of the courts of the State of New York; or

(vii)                           if enforcement proceedings are not instituted in Ireland within six years of the date of the judgment of the courts of the State of New York.

Spain

Grifols is advised by its Spanish legal counsel, Osborne Clarke, (i) that there is doubt as to the enforceability in Spain in original actions or in actions, for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the securities laws of the United States and (ii) that any final and binding judgment obtained against Grifols in the United States would be recognized and enforced by the courts of Spain in accordance with the Law of Civil Procedure (Ley de Enjuiciamiento Civil) if the appropriate order (exequatur) were obtainable, for which prior to the time such judgment is introduced into a Spanish court for enforcement, there should be no material contradiction or incompatibility between the referred judgment with a judgment rendered or judicial proceedings outstanding in Spain, and (a) according to the provisions of any applicable treaty (there is none currently in existence with the United States), or (b) in the absence of any such treaty, if it could be proven that the jurisdiction where the foreign judgment was rendered recognizes Spanish judgments on a reciprocal basis and the judgment satisfies other requirements such as not being incompatible or infringing the Spanish public order or policy. If such reciprocity cannot be proven, the requisite order (exequatur) would not be granted by the Spanish courts.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain a number of forward-looking statements, including statements about our financial condition, results of operations, earnings outlook and prospects. Forward-looking statements are typically identified by words such as “may,” “anticipate,” “believe,” “estimate,” “predict,” “expect,” “intend,” “forecast,” “will,” “would,” “should” or the negative of such terms or other variations on such terms or comparable or similar words or expressions.

These forward-looking statements reflect, as applicable, our management’s current beliefs, assumptions and expectations and are subject to a number of factors that may cause actual results to differ materially. These factors include but are not limited to:

•                  our substantial leverage;

•                  our ability to make interest and principal payments on the notes and our other debt;

•                  our ability to generate cash;

•                  the subordinated nature of the notes and guarantees;

•                  the restrictive covenants governing our credit and guaranty agreement dated as of February 27, 2014 (as amended, the “New Credit Facilities”), which consists of the “Senior Term Loans” and the “Revolving Loans,” and the indenture governing the notes;

•                  Federal and state statutes permitting courts to void the subsidiary guarantees under certain circumstances;

•                  Bankruptcy laws limiting amounts payable to note holders;

•                  the lack of an active trading market in the notes;

•                  other risks set forth in our annual report on Form 20-F for the year ended December 31, 2014; and

•                  other factors that are set forth below under the section entitled “Risk Factors.”

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus. Forward-looking statements are not guarantees of future performance. They have not been reviewed by our auditors.

All written and oral forward-looking statements concerning matters addressed in this prospectus or the documents incorporated by reference herein and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except as required by law, we do not assume any obligation to update any forward-looking statements after the date of this prospectus as a result of new information or future events or developments.

SUMMARY

This summary highlights the information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information you need to consider. Please read the following summary, together with the information in this prospectus set forth under the heading “Risk Factors” and our audited consolidated financial statements and accompanying notes included in our annual report on Form 20-F for the year ended December 31, 2014, incorporated by reference in this prospectus.

Our Company

We are a leading global specialty biopharmaceutical company that develops, manufactures and distributes a broad range of plasma derivative products.  Plasma derivatives are proteins found in human plasma, which once isolated and purified, have therapeutic value.  These protein-based therapies extend and enhance the lives of individuals who suffer from chronic and acute, often life-threatening, conditions, such as:  primary and secondary immunological deficiencies; Chronic Inflammatory Demyelinating Polyneuropathy; alpha-1 proteinase inhibitor, or A1PI, deficiency and related emphysema; immune-mediated ITP; Guillain Barré syndrome; Kawasaki disease; allogeneic bone marrow transplants; hemophilia A and B; von Willebrand disease; traumatic or hemorrhagic shock; and severe burns.  We also specialize in providing infusion solutions, nutrition products, medical devices, diagnostic instrumentation and reagents for use in hospitals and clinics.

Our products and services are used by healthcare providers in approximately 100 countries to diagnose and treat patients with hemophilia, immune deficiencies, infectious diseases and a range of other medical conditions, and we have a direct presence, through the operation of commercial subsidiaries, in 28 countries.

We organize our business into four divisions:  Bioscience, Diagnostic, Hospital and Raw Materials and Others.

Bioscience.  The Bioscience division includes activities relating to the manufacture of plasma derivatives for therapeutic use, including the reception, analysis, quarantine, classification, fractionation and purification of plasma, and the sale and distribution of end products.  The main plasma products we manufacture are intravenous immunoglobulin, or IVIG, antihemophilic blood clotting factor, A1PI and albumin.  We also manufacture intramuscular (hyperimmune) immunoglobulins, antithrombin III, blood clotting factor ix and plasma thromboplastin component.  Subsequent to the Talecris acquisition, Talecris’ operations were incorporated into our existing Bioscience division.  This diversification of our Bioscience division, coupled with geographic expansion, has enabled us to adapt to the demands of patients and healthcare professionals and add value to our services. The Bioscience division accounted for €2.5 billion, or 74.9%, of our total net revenue of €3.4 billion in 2014.

Diagnostic.  The Diagnostic division focuses on researching, developing, manufacturing and marketing in vitro diagnostics products, including analytical instruments, reagents and software for use in diagnostic and blood bank laboratories.  We concentrate our Diagnostic business in immunohematology and hemostasis product lines.  The Diagnostic division’s main customers are blood donation centers, clinical analysis laboratories and hospital immunohematology services.  The Diagnostic division accounted for €620.0 million, or 18.5%, of our total net revenue in 2014.  Novartis’ diagnostic business we acquired in January 2014 produces a complete line of products and systems to perform blood donor screening molecular tests aimed at detecting the pathogenic agents of transfusion related infectious diseases, such as HIV, hepatitis B, hepatitis C and West Nile Virus.  With our acquisition of Novartis’ diagnostic business, we expect the Diagnostic division to account for approximately 20% of our total net sales going forward.

Hospital.  The Hospital division manufactures and installs products used by and in hospitals, such as parenteral solutions and enteral and parenteral nutritional fluids, which are sold almost exclusively in Spain and Portugal.  It also includes products that we do not manufacture but that we market as supplementary to products we do manufacture.  The Hospital division accounted for €94.8 million, or 2.8%, of our total net revenue in 2014.

Raw Materials and Others.  Net revenue from Raw Materials and Others primarily consists of revenue from third-party engineering projects performed by our subsidiary, Grifols Engineering, S.A., as well as all income derived from manufacturing agreements with Kedrion S.p.A. for Koate® and private label IVIG and albumin, and royalty income from the Bioscience and Diagnostic divisions, including royalties acquired with the Novartis Diagnostic Business.  The Raw Materials and Others division accounted for €127.1 million, or 3.8%, of our total net revenue in 2014.

Issuer, Guarantor and Non-Guarantor EBITDA

The following table sets forth our EBITDA for 2014:

	Issuer	Guarantors	Non- Guarantors	Consolidating Adjustments	Consolidated
	(in thousands of euros)
EBITDA(1)	446,249	495,367	166,949	(61,404)	1,047,161
Percentage of EBITDA	42.6%	47.3%	15.9%	(5.9)%	100.0%

(1)                                 The following table sets forth the calculation of EBITDA. Our EBITDA is defined as profit after income tax from continuing operations, plus financial income and expense plus share of profit (loss) of equity accounted investees, plus income tax expense and amortization and depreciation. We believe EBITDA enhances our and our investors’ understanding of our operating performance and is a useful measure of our ability to service and/or incur debt. Our calculation of EBITDA may not be comparable to the calculation of similarly titled measures reported by other companies. See “Non-IFRS Financial Measures.”

	Issuer	Guarantors	Non- Guarantors	Consolidating Adjustments	Consolidated
	(in thousands of euros)
Profit after income tax from continuing operations	289,696	243,315	88,358	(154,286)	467,083
Financial income and expense plus share of profit (loss) of equity accounted investees	66,520	167,280	13,485	20,724	268,009
Income tax, expense	44,246	(21,164)	30,231	69,284	122,597
Amortization and depreciation	45,787	105,936	34,875	2,874	189,472
Grifols EBITDA	446,249	495,367	166,949	(61,404)	1,047,161

Our Corporate Information

We were incorporated in Spain as a limited liability company on June 22, 1987 under the name Grupo Grifols, S.A., and we changed our name to Grifols, S.A. in 2005.  We conduct business under the commercial name “Grifols.”  Our principal executive office is located at Avinguda de la Generalitat, 152 Parque Empresarial Can Sant Joan, 08174 Sant Cugat del Vallès, Barcelona, Spain and our telephone number is +34 93 571 0500.  Our registered office is located at c/Jesús y María, 6, Barcelona, Spain.

Our Class A shares have been listed on the Spanish Stock Exchanges since we completed our initial public offering on May 17, 2006 and are quoted on the Spanish Automated Quotation System under the ticker symbol “GRF.”  In January 2008, we became part of the IBEX-35 Index, which comprises the top 35 listed Spanish companies by liquidity and market capitalization.  Our Class B shares were issued as part of the consideration for the Talecris acquisition and were listed on the Spanish Stock Exchanges on June 2, 2011 and quoted on the Spanish Automated Quotation System under the ticker symbol “GRF.P.”  Our Class B shares are also traded in the United States on the NASDAQ Global Select Market in the form of ADSs, evidenced by ADRs, under the symbol “GRFS.”  Each ADS represents one of our Class B shares.  Our ADSs are currently traded in U.S. dollars.  In November 2011, our ADSs were added to the NASDAQ Biotechnology Index.

The Company was incorporated in Ireland on November 8, 2012.

SUMMARY OF THE EXCHANGE OFFER

The following summary contains basic information about the exchange offer and the exchange notes.  It does not contain all the information that may be important to you.  For a complete understanding of the exchange notes, please refer to the sections of this prospectus entitled “The Exchange Offer” and “Description of Notes.”

The Exchange Offer

We are offering to exchange the exchange notes that have been registered under the Securities Act for the existing notes. As of this date, there is an aggregate of $1,000,000,000 of our existing notes outstanding.

Required Representations

In order to participate in this exchange offer, you will be required to make certain representations to us in a letter of transmittal, including but not limited to representations that:

•                                          any exchange notes will be acquired by you in the ordinary course of your business;

•                                          you have not engaged in and do not intend to engage in, and do not have an arrangement or understanding with any person to participate in, a distribution of the exchange notes; and

•                                          you are not an “affiliate,” as that term is defined in Rule 405 of the Securities Act, of the Company or any Guarantor.

If our belief is inaccurate and you transfer any exchange note issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, any such liability. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the SEC would make the same determination with respect to this exchange offer as it has in other circumstances.

Each broker-dealer that is issued exchange notes for its own account in exchange for existing notes that were acquired by such broker-dealer as a result of market-making or other trading activities also must acknowledge that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer.

We have agreed in the registration rights agreement that a broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on          , 2015, unless extended, in which case the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of existing notes being tendered.
Procedures for Tendering Existing Notes

If you wish to tender existing notes, you must (a)(1) complete, sign and date the letter of transmittal, or a facsimile of it, according to its instructions and (2) send the letter of transmittal, together with your existing notes to be exchanged and other required documentation, to the exchange agent identified below at the address provided in the letter of transmittal; or (b) tender through the Depository Trust Company (“DTC”) pursuant to DTC’s Automated Tender Offer Program, or ATOP. The letter of transmittal or a valid agent’s message through ATOP must be received by the exchange agent by 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer — Procedures for Tendering,” and “— Book-Entry Tender.” By executing the letter of transmittal, you are representing to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an “affiliate” of ours. See “The Exchange Offer — Procedures for Tendering,” and “— Book-Entry Tender.”

Do not send letters of transmittal and certificates representing existing notes to us. Send these documents only to the exchange agent. See “The Exchange Offer — Procedures for Tendering” for more information.

Special Procedures for Beneficial Owners

If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your existing notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your existing notes, either make appropriate arrangements to register ownership of the existing notes in your name or obtain a properly completed bond power from the registered holder. See “The Exchange Offer — Procedure if the Existing Notes Are Not Registered in Your Name,” and “— Beneficial Owner Instructions to Holders of Existing Notes.” The transfer of registered ownership may take considerable time and may not be possible to complete before the expiration date.

Guaranteed Delivery Procedures

If you wish to tender existing notes and time will not permit the documents required by the letter of transmittal to reach the exchange agent prior to the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you must tender your existing notes according to the guaranteed delivery procedures described under “The Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Existing Notes and Delivery of Exchange Notes

Subject to the conditions described under “The Exchange Offer — Conditions,” we will accept for exchange any and all existing notes which are validly tendered in the exchange offer and not withdrawn, prior to 5:00 p.m., New York City time, on the expiration date.

Interest on Existing Notes	Interest will not be paid on existing notes that are tendered and accepted for exchange in the exchange offer.
Withdrawal Rights

You may withdraw your tender of existing notes at any time prior to 5:00 p.m., New York City time, on the expiration date, subject to compliance with the procedures for withdrawal described in this prospectus under the heading “The Exchange Offer — Withdrawal of Tenders.”

Federal Income Tax Consequences

For a discussion of the material federal income tax considerations relating to the exchange of existing notes for the exchange notes as well as the ownership of the exchange notes, see “Certain Material United States Federal Income Tax Considerations.”

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. is serving as the exchange agent. The address, telephone number and facsimile number of the exchange agent are set forth in this prospectus under the heading “The Exchange Offer — Exchange Agent.” The Bank of New York Mellon Trust Company, N.A. is also the trustee under the indenture among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A. (the “indenture”), governing the notes, as described under “Description of Notes.”

Consequences of Failure to Exchange the Existing Notes

If you do not exchange existing notes for exchange notes, you will continue to be subject to the restrictions on transfer provided in the existing notes and in the indenture governing the existing notes. In general, the unregistered existing notes may not be offered or sold, unless they are registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

In addition, after the consummation of the exchange offer, we expect that the outstanding principal amount of the existing notes available for trading will be significantly reduced. The reduced float will adversely affect the liquidity and market price of the existing notes. A smaller outstanding principal amount at maturity of existing notes available for trading may also tend to make the price more volatile.

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes in exchange for the existing notes.
Fees and Expenses	We will pay all fees and expenses related to this exchange offer.

SUMMARY OF THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes.  Certain of the terms described below are subject to important limitations and exceptions.  See the section entitled “Description of Notes” of this prospectus for a more detailed description of the terms of the notes, including the exchange notes, and the indenture governing the notes.

Issuer	Grifols Worldwide Operations Limited.
Securities Offered	$1,000,000,000 aggregate principal amount of 5.25% Senior Notes due 2022.
Maturity Date	April 1, 2022.
Interest Rate	5.25% per year.
Interest Payment Dates	April 1 and October 1, commencing on October 1, 2015.
Guarantees

Grifols, S.A., the Company’s parent company, and the subsidiaries of Grifols, S.A. that are guarantors and co-borrower under the New Credit Facilities, will fully and unconditionally guarantee the exchange notes on a joint and several senior unsecured basis.

Ranking	The exchange notes will be senior unsecured obligations of the Company and will:
• rank equally in right of payment to all of the existing and future senior indebtedness of the Company;

•                  be effectively subordinated in right of payment to the Company’s secured indebtedness (including its obligations under the New Credit Facilities), to the extent of the value of the collateral securing such indebtedness; and

• be structurally subordinated to all existing and future liabilities of each non-Guarantor subsidiary of Grifols, S.A.
The guarantees of the exchange notes will be the senior unsecured obligations of the Guarantors and will:
• rank equally in right of payment to all existing and future senior indebtedness of the Guarantors;

•                  be effectively subordinated in right of payment to the Guarantor’s secured indebtedness (including their obligations under the New Credit Facilities), to the extent of the value of the collateral securing such indebtedness; and

• be structurally subordinated to all existing and future liabilities of each non-Guarantor subsidiary of Grifols, S.A.
Security	The exchange notes and the guarantees of the exchange notes will be unsecured obligations of the Company and the Guarantors, respectively.

Optional Redemption

We may redeem some or all of the exchange notes at any time prior to April 1, 2017 at a price equal to 100% of the principal amount of the notes plus a “make-whole” premium as set forth under “Description of Notes—Optional Redemption.” Additionally, we may redeem the exchange notes, in whole or in part, at any time on and after April 1, 2017 at the redemption prices set forth under “Description of Notes—Optional Redemption.”

Optional Redemption After Equity Offerings

We may redeem up to 35% of the notes with money that we raise in one or more equity offerings at any time (which may be more than once) prior to April 1, 2017, as long as at least 65% of the aggregate principal amount of notes issued remains outstanding immediately following any such offerings. See “Description of Notes—Optional Redemption.”

Change of Control Offer

If we experience a change of control, we must give holders of the exchange notes the opportunity to sell us their exchange notes at 101% of their face amount, plus accrued and unpaid interest. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Indenture Provisions	The exchange notes will be, and the existing notes are, governed by an indenture containing covenants limiting our (and most or all of our subsidiaries’) ability to:
• pay dividends or make certain other restricted payments or investments;
• incur additional indebtedness or provide guarantees of indebtedness and issue disqualified stock;
• create liens on assets;
• merge, consolidate, or sell all or substantially all of our and our restricted subsidiaries’ assets;
• enter into certain transactions with affiliates;
• create restrictions on dividends or other payments by our restricted subsidiaries; and
• create guarantees of indebtedness by restricted subsidiaries.
These covenants are subject to a number of important limitations and exceptions. See “Description of Notes—Certain Covenants.”
No Prior Market	The exchange notes will be new securities for which there is no market. A liquid market for the exchange notes may not develop or be maintained.
Trading and Listing	Application is expected to be made to the Irish Stock Exchange to admit the exchange notes to listing on the Official List and to trading on the Global Exchange Market.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for each of the periods indicated:

As of December 31,
2014		2013		2012		2011		2010
3.5	x	2.9	x	2.3	x	1.4	x	3.9	x

The ratio of earnings to fixed charges has been calculated based on financial information prepared in accordance with IFRS. For the purpose of calculating this ratio, earnings consist of profit/(loss) before tax from continuing operations before our share of profit or loss of associates, plus fixed charges and the distributed earnings of associates, less the preference security dividend requirement. Fixed charges consist of interest expense, including the amortization of debt issuance costs, plus an estimate of the interest within rental expenses and, for 2014 and 2013, the preference security dividend requirement.

RISK FACTORS

Prior to participating in the exchange offer, you should carefully consider each of the following risk factors and all of the other information set forth or incorporated by reference in this prospectus, including under Item 3 of Part I of our annual report on Form 20-F for the year ended December 31, 2014, “Key Information — D. Risk Factors.” Any of the risks described herein or therein could materially and adversely affect our business, financial condition or results of operations. They are not, however, the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe not to be material may also adversely affect our business, financial condition or results of operations. If that were to occur, the trading price of the notes would likely decline and we may not be able to make payments of interest and principal on the notes, and you may lose all or part of your original investment.

Risks Related to the Exchange Offer

If you do not properly tender your existing notes, you will continue to hold unregistered existing notes, and your ability to transfer existing notes will continue to be subject to any applicable transfer restrictions, which may adversely affect their market price.

If you do not properly tender your existing notes for exchange notes in the exchange offer, you will continue to be subject to any applicable restrictions on the transfer of your existing notes. In general, the existing notes may not be offered or sold unless they are registered under the Securities Act, as well as applicable state securities laws, or the offer or sale is exempt from registration thereunder. We do not intend to register resales of the existing notes under the Securities Act. You should refer to “The Exchange Offer —Procedures For Tendering” for information about how to tender your existing notes. The tender of existing notes under the exchange offer will reduce the outstanding amount of the existing notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the existing notes due to a reduction in liquidity.

Lack of an active market for the exchange notes may adversely affect the liquidity and market price of the exchange notes.

There is no existing market for the exchange notes. Application is expected to be made to the Irish Stock Exchange to admit the exchange notes to listing on the Official List and to trading on the Global Exchange Market. This prospectus does not constitute Listing Particulars for the purpose of listing on the Official List and trading on the Global Exchange Market. The Global Exchange Market is not a regulated market for the purposes of Directive 2004/39/EC. There is no assurance that the exchange notes will be listed on the Official List and admitted to trading on the Global Exchange Market of the Irish Stock Exchange, and we cannot assure you that an active trading market for the exchange notes will develop or, if developed, will continue.

If an active public market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. We cannot make any assurances regarding the liquidity of the market for the exchange notes, the ability of holders to sell their exchange notes or the price at which holders may sell their exchange notes. Further, the liquidity and the market price of the exchange notes may be adversely affected by changes in the overall market for securities similar to the exchange notes, by changes in our business, financial condition or results of operations and by changes in conditions in our industry. In addition, if a large amount of existing notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could adversely affect the market price of such exchange notes.

The market price for the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions, and any such disruptions may adversely affect the prices at which you may sell your exchange notes. In addition, once issued, the exchange notes may trade at a discount from the initial offering price of the existing notes, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

The issuance of the exchange notes may adversely affect the market for the existing notes.

To the extent the existing notes are tendered and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted existing notes could be adversely affected. Because we anticipate that most holders of the existing notes will elect to exchange their existing notes for exchange notes due to the absence of restrictions on the resale of exchange notes under the Securities Act, we anticipate that the liquidity of the market for any existing notes remaining after the completion of this exchange offer may be substantially limited. Please refer to the section in this prospectus entitled “The Exchange Offer —Consequences of Failure to Exchange.”

Late deliveries of existing notes and other required documents could prevent you from exchanging your existing notes.

Holders are responsible for complying with all procedures of the exchange offer. The issuance of exchange notes in exchange for existing notes will occur only upon completion of the procedures described in “The Exchange Offer — Procedures for Tendering.” Therefore, holders of existing notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedures. Neither we nor the exchange agent are obligated to extend the exchange offer or notify you of any failure to follow the proper procedures or waive any defect if you fail to follow the proper procedures.

If you are a broker-dealer, your ability to transfer the exchange notes may be restricted.

A broker-dealer that purchased existing notes for its own account as part of market making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the exchange notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a current prospectus will be available to broker-dealers wishing to resell their exchange notes.

Risks Related to the Notes

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our New Credit Facilities, that is not waived by the required lenders, and the remedies sought by the lenders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in the New Credit Facilities and the indenture governing the notes), we could be in default under the terms of the agreements governing such indebtedness. If our operating performance declines, we may need to obtain waivers from the required lenders under the New Credit Facilities to avoid being in default. If we breach our covenants under the New Credit Facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If we fail to obtain waivers when required, we would be in default under our New Credit Facilities. In the event of any such defaults, the lenders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. In addition, the lenders under our New Credit Facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets or take other enforcement action with respect to our assets, and we could be forced into bankruptcy or liquidation.

The notes and the guarantees are unsecured and effectively subordinated to our and the Guarantors’ existing and future secured indebtedness.

The notes and the guarantees are general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each Guarantor, including indebtedness under the New Credit Facilities. Also, all of the indebtedness outstanding under our purchase money indebtedness, equipment financing, and real estate mortgages have a prior ranking claim on the underlying assets. Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future. In the event that we or a Guarantor should be declared bankrupt, become insolvent or be liquidated or reorganized, any indebtedness that is effectively senior to the notes and the guarantees (including claims of preferential creditors) will be entitled to be paid in full from our assets or the assets of such Guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

As of December 31, 2014, the notes and the guarantees were effectively subordinated to the equivalent of approximately $4.4 billion under our New Credit Facilities.

We may not be able to satisfy our obligations to holders of the notes upon a change of control or sale of assets.

Upon the occurrence of a change of control, as defined in the indenture, we will be required to offer to purchase the notes at a price equal to 101% of the principal amount of such notes, together with any accrued and unpaid interest, to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders—Change of Control.”

Upon the occurrence of an asset sale, as defined in the indenture, we will be required to offer to purchase the notes at a price equal to 100% of the principal amount of such notes, together with any accrued and unpaid interest, to the date of purchase. See “Description of Notes—Repurchase at the Option of Holders—Asset Sale.”

We cannot assure you that, if a change of control offer or asset sale offer is made, we will have available funds sufficient to pay the change of control purchase price or asset sale purchase price for any or all of the notes that might be delivered by holders of the notes seeking to accept the change of control offer or asset sale offer. If we are required to purchase notes pursuant to a change of control offer or asset sale offer, we would be required to seek third-party financing to the extent we do not have available funds to meet our purchase obligations. There can be no assurance that we will be able to obtain such financing on acceptable terms to us or at all. Accordingly, none of the holders of the notes may receive the change of control purchase price or asset sale purchase price for their notes. Our failure to make or consummate the change of control offer or asset sale offer, or to pay the change of control purchase price or asset sale purchase price when due, will give the holders of the notes the rights described in “Description of Notes—Events of Default and Remedies.”

In addition, the events that constitute a change of control or asset sale under the indenture may also be events of default under our New Credit Facilities. These events may permit the lenders under our New Credit Facilities to accelerate the debt outstanding thereunder and, if such debt is not paid, to enforce security interests in our specified assets, thereby limiting our ability to raise cash to purchase the notes and reducing the practical benefit of the offer-to-purchase provisions to the holders of the notes.

The trading prices of the notes will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets.

The trading prices of the notes in the secondary market will be directly affected by our ratings with major credit rating agencies, the prevailing interest rates being paid by companies similar to us, and the overall condition of the financial and credit markets. It is impossible to predict the prevailing interest rates or the condition of the financial and credit markets. Credit rating agencies continually revise their ratings for companies that they follow, including us. Any ratings downgrade could adversely affect the trading price of the notes or the trading market for the notes, to the extent a trading market for the notes develops. The condition of the financial and credit markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future.

Our subsidiaries may be unable to fulfill their obligations under their guarantees.

We expect that our subsidiaries will use cash flow from operations to pay amounts due, if any, pursuant to their guarantees of the notes. The ability of such subsidiaries to make these payments depends on our future performance, which will be affected by financial, business, economic, and other factors, many of which we cannot control. Such subsidiaries’ businesses may not generate sufficient cash flow from operations in the future and their anticipated growth in revenue and cash flow may not be realized, either or both of which could result in their being unable to honor their guarantees or to fund other liquidity needs. If such subsidiaries do not have enough money, they may be required to refinance all or part of their then-existing debt, sell assets, or borrow more money. They may not be able to accomplish any of these alternatives on terms acceptable to them, or at all. In addition, the terms of existing or future debt agreements, including our New Credit Facilities and the indenture governing our notes, may restrict such subsidiaries from adopting any of these alternatives. The failure of our subsidiaries to generate sufficient cash flow or to achieve any of these alternatives could materially and adversely affect the value of the notes and the ability of such subsidiaries to pay the amounts due under their guarantees, if any.

The claims of the holders of the notes are effectively subordinated to the rights of our existing and future secured creditors to the extent of the value of the assets constituting collateral.

The notes are unsecured obligations of the Company. The indenture provides for a negative pledge that allows us and our restricted subsidiaries to incur additional secured indebtedness that is effectively senior to the notes. As such, the notes and each guarantee thereof are effectively subordinated to such existing and future secured indebtedness and other secured obligations of the relevant obligor to the extent of the value of the assets securing such indebtedness or other obligations. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, administration, reorganization, or other insolvency or bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our assets that constitute their collateral. The holders of the notes will generally participate ratably with all creditors with respect to unsecured indebtedness of the relevant obligor (and behind the claims of preferential creditors), and potentially with all of their other general creditors, based upon the respective amounts owed to each creditor, in the remaining assets of the relevant obligor. In these circumstances, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness and other obligations.

As of December 31, 2014, we had the equivalent of approximately $4.4 billion of secured indebtedness. We are permitted to borrow substantial additional indebtedness, including secured debt, in the future under the terms of the indenture.

The notes and each of the guarantees are structurally subordinated to present and future liabilities of our non-Guarantor subsidiaries.

Not all of our subsidiaries guarantee the notes. Generally, claims of creditors of a non-Guarantor subsidiary, including trade creditors and claims of preference shareholders (if any) of the subsidiary, will have priority with respect to the assets and earnings of the subsidiary over the claims of creditors of its parent entity, including claims by holders of notes under the Guarantees. In the event of any foreclosure, dissolution, winding-up, liquidation, administration, examinership, reorganization or other insolvency or bankruptcy proceeding of any of our non-Guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to its parent entity. As such, the notes and each guarantee are each structurally subordinated to the creditors (including trade creditors) and preference shareholders (if any) of our non-Guarantor subsidiaries. The covenants in the indenture permit us to incur additional indebtedness at subsidiaries that do not guarantee the notes and in the future the revenue of such entities could increase, possibly substantially. After giving effect to consolidating adjustments, our non-Guarantor subsidiaries accounted for €171.0 million, or 16.3%, of our EBITDA for the year ended December 31, 2014. In addition, as of December 31, 2014, our non-Guarantor subsidiaries accounted for €1.1 billion, or 12.9%, of our assets.

The guarantees of the notes are, and any future guarantees of the notes will be, subject to certain limitations on enforcement and may be limited by applicable law or subject to certain defenses that may limit their validity and enforceability.

The Company’s obligations under the notes are guaranteed by the Guarantors. The notes and the guarantees may be subject to claims that they should be limited or subordinated in favor of the Company’s existing and future creditors under the laws of Ireland, Spain and the United States or any other applicable jurisdiction.

Enforcement of each guarantee will, where applicable, be limited to the extent of the amount that can be guaranteed by a particular Guarantor without rendering the guarantee, as it relates to that Guarantor, voidable or otherwise ineffective under applicable law and without rendering the Guarantor insolvent or subject to any legal cause that would require it to be dissolved. These laws and defenses include those that relate to fraudulent conveyance or transfer, insolvency, voidable preference, financial assistance, corporate purpose or benefit, preservation of share capital, thin capitalization and defenses affecting the rights of creditors generally.

Although laws differ among various jurisdictions, in general, under fraudulent conveyance and similar laws, a court could subordinate or void any guarantee if it found that:

•                  the relevant guarantee was incurred with actual intent to hinder, delay or defraud creditors or shareholders of the Guarantor or other person or to prefer one creditor over another or, in certain jurisdictions, even when the recipient was simply aware that the Guarantor or other person was insolvent when it issued the guarantee;

•                  the Guarantor did not receive fair consideration or reasonably equivalent value for the guarantee;

•                  the Guarantor was insolvent, subsequently became insolvent or was rendered insolvent because of the guarantee or security;

•                  the Guarantor was undercapitalized or became undercapitalized because of the guarantee;

•                  the Guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay at maturity;

•                  the guarantee was not in the best interests or for the benefit of the Guarantor; or

•                  the amount paid was in excess of the minimum amount permitted under applicable law.

The measure of insolvency for purposes of fraudulent conveyance and similar laws varies depending on the law applied. Generally, however, a Guarantor would be considered insolvent if it could not pay its obligations as they became due. In such circumstances, if a court voided such guarantee, or held it unenforceable, noteholders would cease to have any claim in respect of the Guarantor and would be a creditor solely of the Company and the remaining Guarantors. If a court decides a guarantee was a fraudulent conveyance and voids the guarantee, or holds it unenforceable for any other reason, you may cease to have any claim in respect of the Guarantor and would be a creditor solely of the Company and any remaining Guarantors.

Enforcement of the guarantees across multiple jurisdictions may be difficult.

The notes are guaranteed by the Guarantors, which are organized or incorporated under the laws of multiple jurisdictions. In the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in any of these jurisdictions. The rights of holders of the notes under the guarantees are thus subject to the laws of a number of jurisdictions, and it may be difficult to enforce such rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors’ rights. In addition, the bankruptcy, insolvency, administration and other laws of the jurisdiction of organization of the Company and the Guarantors may be materially different from, or in conflict with, one another, including creditor’s rights, priority of creditors, the ability to obtain post-petition interest and the duration of the insolvency proceeding.

The application of these various laws in multiple jurisdictions could trigger disputes over which jurisdiction’s law should apply and could adversely affect the ability to realize any recovery under the notes and the guarantees.

Relevant insolvency and administrative laws may not be favorable to creditors, including holders of notes, as the case may be, as insolvency laws of the jurisdictions in which you are familiar and may limit your ability to enforce your rights under the notes and the guarantees.

The Company is incorporated in Ireland, and certain of the Guarantors, including Grifols, S.A., are incorporated or organized in Spain. Some of our subsidiaries are incorporated or organized in jurisdictions other than those listed above and are subject to the insolvency laws of such jurisdictions. The insolvency laws of these jurisdictions may not be as favorable to your interests as creditors as the bankruptcy laws of the United States or certain other jurisdictions. In addition, there can be no assurance as to how the insolvency laws of these jurisdictions will be applied in relation to one another. In the event that any one or more of the Company or the Guarantors or the Company’s other subsidiaries experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. Applicable insolvency laws may affect the enforceability of the obligations of the Company, the Guarantors and shareholders of them. You should consult your own legal advisors with respect to such considerations.

If the Company becomes subject to an insolvency proceeding and the Company has obligations to creditors that are treated under Irish law as creditors that are senior relative to the noteholders, the noteholders may suffer losses as a result of their subordinated status during such insolvency proceedings. In addition, any investment in the notes does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Company is not regulated by the Central Bank of Ireland by virtue of the issue of the notes.

Examinership is a court procedure available under the Irish Companies (Amendment) Act, 1990, as amended, the “1990 Act,” to facilitate the survival of Irish companies in financial difficulties.

The Company, the directors of the Company, a contingent, prospective or actual creditor of the Company, or shareholders of the Company holding, at the date of presentation of the petition, not less than one-tenth of the voting share capital of the Company are each entitled to petition the court for the appointment of an examiner. The examiner, once appointed, has the power to set aside contracts and arrangements entered into by the Company after this appointment and, in certain circumstances, can avoid a negative pledge given by the Company prior to this appointment. During the period of protection, the examiner will formulate proposals for a compromise or scheme of arrangement to assist the survival of the Company or the whole or any part of its undertaking as a going concern. A scheme of arrangement may be approved by the Irish High Court (or, in certain circumstances, the Irish Circuit Court) when at least one class of creditors has voted in favor of the proposals and the Irish High Court (or, in certain circumstances, the Irish Circuit Court) is satisfied that such proposals are fair and equitable in relation to any class of members or creditors who have not accepted the proposals and whose interests would be impaired by implementation of the scheme of arrangement.

The primary risks to the holders of notes if an examiner were appointed to the Company are: the potential for a compromise or scheme of arrangement being approved involving the writing-down or rescheduling of the debt due by the Company to the noteholders; the potential for the examiner to seek to set aside any negative pledge in the notes prohibiting the creation of security or the incurring of borrowings by the Company to enable the examiner to borrow to fund the Company during the protection period; and in the event that a scheme of arrangement is not approved and the Company subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of the Company and approved by the Irish High Court) will take priority over the monies and liabilities that from time to time are or may become due, owing or payable by the Company to holders of notes.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange existing notes in like principal amount. The existing notes surrendered in exchange for exchange notes will be retired and canceled and cannot be reissued. Issuance of the exchange notes will not result in a change in our aggregate amount of outstanding debt.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

The existing notes were originally sold to the initial purchasers thereof by the Company on March 12, 2014 in an offering not registered under the Securities Act.  The initial purchasers subsequently resold the existing notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the existing notes, the Company and the Guarantors entered into a registration rights agreement with the initial purchasers. Pursuant to the registration rights agreement, the Company and the Guarantors agreed, for the benefit of the holders of the existing notes, at our cost, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the existing notes.  The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the U.S. federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

The registration rights agreement requires us to use commercially reasonable efforts:

•                                          to file a registration statement for the exchange offer with the SEC by the later of (a) the day on which we file our Form 20-F with the SEC for the fiscal year ended December 31, 2014 and (b) April 30, 2015;

•                                          to commence the exchange offer promptly after the exchange offer registration statement is declared effective by the SEC;

•                                          to complete the exchange offer not later than 120 days after April 30, 2015; and

•                                          upon the occurrence of certain circumstances or upon a request by an initial purchaser or certain other holder to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act, to file such shelf registration statement for the resale of the outstanding notes as soon as practicable and to cause such registration statement to become effective under the Securities Act not later than 120 days after April 30, 2015.

If we fail to meet any of these requirements, we must pay additional interest on the outstanding notes at a rate of 0.25% per annum for the first 90-day period and an additional 0.25% per annum with respect to each subsequent 90-day period until the applicable requirement has been met, up to a maximum additional interest rate of 1.0% per annum. We have also agreed to keep the registration statement for the exchange offer effective for not less than 20 business days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer, unless we are required to file a shelf registration statement as described above.

This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which was filed as an exhibit to our annual report on Form 20-F for the year ended December 31, 2013.

Resale of Exchange Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to third parties in other transactions. For additional information on the staff’s position, we refer you to the following no-action letters: Exxon Capital Holdings Corporation, available April 13, 1988; Morgan Stanley & Co. Incorporated, available June 5, 1991; and Shearman & Sterling, available July 2, 1993. Based on these interpretations of the Securities Act by the staff of the SEC, we believe that the exchange notes generally will be freely transferable by holders who have validly participated in the exchange offer without further registration under the Securities Act (assuming the truth of certain representations required to be made by each holder of notes, as set forth below).  However, the SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the SEC would make the same determination with respect to this exchange offer as it has in other circumstances.

If you wish to exchange existing notes for exchange notes in the exchange offer, you will be required to make representations in a letter of transmittal that accompanies this prospectus, including that:

•                  any exchange notes to be received by you will be acquired in the ordinary course of your business;

•                  you have no arrangement or understanding with any person to participate in the distribution of the exchange notes in violation of the provisions of the Securities Act;

•                  you are not our “affiliate” (within the meaning of Rule 405 promulgated under the Securities Act);

•                  if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, a distribution of exchange notes; and

•                  if you are a broker-dealer, you acquired the existing notes for your own account as a result of market-making or other trading activities (and as such, you are a “participating broker-dealer”), you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the exchange notes and you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes.

Rule 405 promulgated under the Securities Act provides that an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

By tendering the existing notes in exchange for exchange notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in, or intend to participate in, a distribution of the exchange notes, or have any arrangement or understanding with any person to participate in a distribution of the exchange notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

The SEC has taken the position that participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and accordingly may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the existing notes, with the prospectus contained in the exchange offer registration statement.  Under the registration rights agreement, we have agreed to use commercially reasonable efforts to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements, to use this prospectus in connection with the resale of the exchange notes for a period of 180 days from the issuance of the exchange notes.

Terms of the Exchange Offer

This prospectus and the accompanying letter of transmittal contain the terms and conditions of the exchange offer.  Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange all existing notes that are properly tendered and not withdrawn on or prior to 5:00 p.m., New York City time, on the expiration date.  After authentication of the exchange notes by the trustee or an authentication agent, we will issue and deliver $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding existing notes accepted in the exchange offer.  Holders may tender some or all of their existing notes in the exchange offer in denominations of $200,000 and integral multiples of $1,000 thereof.

The form and terms of the exchange notes are identical in all material respects to the form and terms of the existing notes, except that:

•                  the offering of the exchange notes has been registered under the Securities Act;

•                  the exchange notes generally will not be subject to transfer restrictions or have registration rights; and

•                  certain provisions relating to special interest on the existing notes provided for under certain circumstances will be eliminated.

The exchange notes will evidence the same debt as the existing notes.  The exchange notes will be issued under and entitled to the benefits of the indenture.

In connection with the issuance of the existing notes, we made arrangements for the existing notes to be issued and transferable in book-entry form through the facilities of DTC, acting as a depositary.  The exchange notes will also be issuable and transferable in book-entry form through DTC.

The exchange offer is not conditioned upon any minimum aggregate principal amount of existing notes being tendered.  However, our obligation to accept existing notes for exchange pursuant to the exchange offer is subject to certain customary conditions that we describe under “— Conditions” below.

Holders who tender existing notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes pursuant to the exchange offer.  We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer.  See “— Solicitation of Tenders; Fees and Expenses” for more detailed information regarding the expenses of the exchange offer.

By executing or otherwise becoming bound by the letter of transmittal, you will be making the representations described under “— Procedures for Tendering” below.

Expiration Date; Extensions; Amendments

The term “expiration date” will mean 5:00 p.m., New York City time, on            , 2015, unless we, in our sole discretion, extend the exchange offer, in which case the term “expiration date” will mean the latest date and time to which we extend the exchange offer.

To extend the exchange offer, we will:

•                                          notify the exchange agent of any extension orally (confirmed in writing) or in writing; and

•                                          notify the registered holders of the existing notes by means of a press release or other public announcement, each before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

We reserve the right, in our reasonable discretion:

•                                          to delay accepting any existing notes;

•                                          to extend the exchange offer; or

•                                          if any conditions listed below under “— Conditions” are not satisfied, to terminate the exchange offer by giving oral (confirmed in writing) or written notice of the delay, extension or termination to the exchange agent.

We will follow any delay in acceptance, extension or termination as promptly as practicable by oral (confirmed in writing) or written notice to the exchange agent and the registered holders.  If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders.

Interest on the Exchange Notes

Interest on the exchange notes will accrue from the last interest payment date on which interest was paid on the existing notes surrendered in exchange for exchange notes.  Interest on the exchange notes will be payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2015.

Procedures for Tendering

Only you may tender your existing notes in the exchange offer.  Except as stated under “— Book-Entry Transfer,” to tender your existing notes in the exchange offer, you must:

•                                          complete, sign and date the enclosed letter of transmittal, or a copy of it;

•                                          have the signature on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent’s message in connection with a book-entry transfer; and

•                                          mail, fax or otherwise deliver the letter of transmittal or copy to the exchange agent before the expiration date.

In addition, either:

•                                          the exchange agent must receive a timely confirmation of a book-entry transfer of your existing notes, if that procedure is available, into the account of the exchange agent at DTC, the “book-entry transfer facility,” under the procedure for book-entry transfer described below before the expiration date;

•                                          the exchange agent must receive certificates for your existing notes, the letter of transmittal and other required documents before the expiration date; or

•                                          you must comply with the guaranteed delivery procedures described below.

For your existing notes to be tendered effectively, the exchange agent must receive a valid agent’s message through ATOP or a letter of transmittal and other required documents before the expiration date.  Delivery of the existing notes shall be made by book-entry transfer in accordance with the procedures described below.  Confirmation of the book-entry transfer must be received by the exchange agent before the expiration date.

The term “agent’s message” means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding securities that the participant has received and agrees:

•                                          to participate in ATOP;

•                                          to be bound by the terms of the letter of transmittal; and

•                                          that we may enforce the agreement against the participant.

THE METHOD OF DELIVERY OF YOUR EXISTING NOTES, A LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK.  INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND

DELIVERY SERVICE.  IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE.  DO NOT SEND A LETTER OF TRANSMITTAL OR EXISTING NOTES DIRECTLY TO US.  YOU MAY REQUEST YOUR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO MAKE THE EXCHANGE ON YOUR BEHALF.

Each broker-dealer that receives exchange notes for its own account in exchange for existing notes, where the existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  See “Plan of Distribution.”

Procedure if the Existing Notes Are Not Registered in Your Name

If you are a beneficial owner whose existing notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you want to tender your existing notes, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.  If you want to tender on your own behalf, you must, before completing and executing a letter of transmittal and delivering your existing notes, either make appropriate arrangements to register ownership of the existing notes in your name or obtain a properly completed bond power or other proper endorsement from the registered holder.  We urge you to act immediately since the transfer of registered ownership may take considerable time.

Book-Entry Transfer

The exchange agent will make requests to establish accounts at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus.  If you are a financial institution that is a participant in the book-entry transfer facility’s systems, you may make book-entry delivery of your existing notes being tendered by causing the book-entry transfer facility to transfer your existing notes into the exchange agent’s account at the book-entry transfer facility in compliance with the appropriate procedures for transfer.  However, although you may deliver your existing notes through book-entry transfer at the book-entry transfer facility, you must transmit, and the exchange agent must receive, a letter of transmittal or copy of the letter of transmittal, with any required signature guarantees and any other required documents, except as discussed in the following paragraph, on or before the expiration date or the guaranteed delivery procedures outlined below must be complied with.

ATOP is the only method of processing the exchange offer through DTC.  To accept the exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system instead of sending a signed, hard copy letter of transmittal.  DTC is obligated to communicate those electronic instructions to the exchange agent.  To tender your existing notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the participant’s acknowledgment of its receipt of and agreement to be bound by the letter of transmittal for your existing notes.

Beneficial Owner Instructions to Holders of Existing Notes

Only a holder whose name appears on a DTC security position listing as a holder of existing notes, or the legal representative or attorney-in-fact of such holder, may execute and deliver the letter of transmittal.

Holders of existing notes who are not registered holders of, and who seek to tender, existing notes should (1) obtain a properly completed letter of transmittal for such existing notes from the registered holder with signatures guaranteed by an Eligible Institution (as defined in the letter of transmittal) and obtain and include with such letter of transmittal existing notes properly endorsed for transfer by the registered holder thereof or accompanied by a written instrument or instruments of transfer or exchange from the registered holder with signatures on the endorsement or written instrument or instruments of transfer or exchange guaranteed by an Eligible Institution or (2) effect a record transfer of such existing notes and comply with the requirements applicable to registered holders for tendering existing notes before 5:00 p.m., New York City time, on the expiration date.  Any existing notes properly tendered before 5:00 p.m., New York City time, on the expiration date accompanied by a properly completed letter of transmittal will be transferred of record by the registrar either prior to or as of the expiration date at our discretion.  We have no obligation to transfer any existing notes from the name of the registered holder of the note if we do not accept these existing notes for exchange.

Tendering holders should indicate in the applicable box in the letter of transmittal the name and address to which payment of accrued and unpaid interest on the existing notes, certificates evidencing exchange notes and/or certificates evidencing existing notes for amounts not accepted for tender, each as appropriate, are to be issued or sent, if different from the name and address of the person signing the letter of transmittal.  In the case of issuance in a different name, the employer identification or social security number of the person named must also be indicated and a substitute Form W-9 for this recipient must be completed.  If these instructions are not given, the payments, including accrued and unpaid interest in cash on the existing notes, exchange notes or existing notes not accepted for tender, as the case may be, will be made or returned, as the case may be, to the registered holder of the existing notes tendered.

Issuance of exchange notes in exchange for existing notes will be made only against deposit of the tendered existing notes.

We will decide all questions as to the validity, form, eligibility, acceptance and withdrawal of tendered existing notes, and our determination will be final and binding on you.  We reserve the absolute right to reject any and all existing notes not properly tendered or reject any existing notes which would be unlawful in the opinion of our counsel.  We also reserve the right to waive any defects, irregularities or conditions of tender as to particular existing notes.  Our interpretation of the terms and conditions of the exchange offer, including the instructions in a letter of transmittal, will be final and binding on all parties.  You must cure any defects or irregularities in connection with tenders of existing notes as we determine.  Although we intend to notify you of defects or irregularities with respect to tenders of your existing notes, we, the exchange agent or any other person will not incur any liability for failure to give any notification.  Your tender of existing notes will not be deemed to have been made until any defects or irregularities have been cured or waived.  Any of your existing notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to you, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your existing notes but your existing notes are not immediately available, or time will not permit your existing notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, you may affect a tender if:

•                                          the tender is made through an Eligible Institution,

•                                          prior to the expiration date, the exchange agent receives from such Eligible Institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery,

•                                          stating the name and address of the holder, the certificate number or numbers of such holder’s existing notes and the principal amount of such existing notes tendered;

•                                          stating that the tender is being made thereby;

•                                          guaranteeing that, within three NASDAQ trading days after the expiration date, the letter of transmittal, or a facsimile thereof, together with the certificate(s) representing the existing notes to be tendered in proper form for transfer, or an agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically, and any other documents required by the letter of transmittal, will be deposited by the Eligible Institution with the exchange agent; and

•                                          such properly completed and executed letter of transmittal, or a facsimile thereof, together with the certificate(s) representing all tendered existing notes in proper form for transfer, or an agent’s message and confirmation of a book-entry transfer into the exchange agent’s account at DTC of existing notes delivered electronically and all other documents required by the letter of transmittal are received by the exchange agent within three NASDAQ trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your existing notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw tenders of existing notes at any time prior to the expiration date.

For a withdrawal to be effective, the exchange agent must receive a written or facsimile transmission notice of withdrawal at its address set forth this prospectus prior to the expiration date.  Any such notice of withdrawal must:

•                                          specify the name of the person who deposited the existing notes to be withdrawn;

•                                          identify the existing notes to be withdrawn, including the certificate number or number and principal amount of such existing notes or, in the case of existing notes transferred by book-entry transfer, the name and number of the account at DTC to be credited; and

•                                          be signed in the same manner as the original signature on the letter of transmittal by which such existing notes were tendered, including any required signature guarantee.

We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices, and our determination shall be final and binding on all parties.  We will not deem any properly withdrawn existing notes to have been validly tendered for purposes of the exchange offer, and we will not issue exchange notes with respect to those existing notes unless you validly retender the withdrawn existing notes.  You may retender properly withdrawn existing notes following one of the procedures described above under “— Procedures for Tendering” at any time prior to the expiration date.

Conditions

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any existing notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the existing notes, if:

•                                          the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

•                                          an action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair our ability to proceed with the exchange offer;

•                                          there has been proposed, adopted or enacted any law, rule or regulation that, in our reasonable judgment, would impair materially our ability to consummate the exchange offer; or

•                                          all governmental approvals that we deem necessary for the completion of the exchange offer have not been obtained.

If we determine in our reasonable discretion that any of these conditions are not satisfied, we may:

•                                          refuse to accept any existing notes and return all tendered existing notes to you;

•                                          extend the exchange offer and retain all existing notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the existing notes; or

•                                          waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered existing notes that have not been withdrawn.

If the waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the existing notes.

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A., the trustee under the indenture, as exchange agent for the exchange offer.  You should send all executed letters of transmittal to the exchange agent at one of the addresses set forth below.  You should direct questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal and requests for a notice of guaranteed delivery to the exchange agent addressed as follows:

By Certified or Registered Mail or Overnight Delivery:
The Bank of New York Mellon Trust Company, N.A.

c/o The Bank of New York Mellon Corporation
Corporate Trust Operations-Reorganization Unit
111 Sanders Creek Parkway
East Syracuse, NY 13057
Attention:  Mr. Chris Landers

By Facsimile (eligible institutions only):
(732) 667-9408

Telephone Inquiries:
(315) 414-3362

Delivery to an address or facsimile number other than those listed above will not constitute a valid delivery.

Solicitation of Tenders; Fees and Expenses

We will pay all expenses of soliciting tenders pursuant to the exchange offer.  We are making the principal solicitation by mail.  Our officers and regular employees may make additional solicitations in person or by telephone or facsimile.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer.  We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection therewith.

We also may pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

We will pay all transfer taxes, if any, applicable to the exchange of existing notes for exchange notes pursuant to the exchange offer.  If, however, certificates representing exchange notes or existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the existing notes tendered, or if tendered existing notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of existing notes pursuant to the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder.  If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed by us directly to such tendering holder.

Consequences of Failure to Exchange

Participation in the exchange offer is voluntary.  We urge you to consult your financial and tax advisors in making your decisions on what action to take.  Existing notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities.  Accordingly, those existing notes may be resold only:

•                                          to Grifols, S.A. or any subsidiary thereof;

•                                          to a qualified institutional buyer in a transaction meeting the requirements of Rule 144A promulgated under the Securities Act;

•                                          to an institutional accredited investor that furnishes to the trustee a signed letter containing certain representations and agreements relating to restrictions on transfer of the existing notes;

•                                          outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S promulgated under the Securities Act;

•                                          in a transaction meeting the requirements of Rule 144 promulgated under the Securities Act;

•                                          in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel if we so request; or

•                                          pursuant to an effective registration statement.

In each case, the existing notes may be resold only in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

Based on interpretations of the staff of the SEC, exchange notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the exchange notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the exchange notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

DESCRIPTION OF NOTES

On March 12, 2014, Grifols Worldwide Operations Limited (the “Company”), a company organized under the laws of Ireland, completed a private offering of the existing notes. The existing notes were issued under an indenture (the “indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., a national banking association (the “trustee”) with its address at 10161 Centurion Parkway, Jacksonville, Florida 32256.

Certain terms used in this description are defined under the subheading “—Certain Definitions.” In this description, the word “Company” refers only to Grifols Worldwide Operations Limited and not to any of its subsidiaries. The words “we,” “us” and “our” each refer to Parent and its consolidated subsidiaries. In addition, the term “notes” has the meaning set forth in the indenture and refers to the existing notes, the exchange notes and any additional notes issued under the indenture from time to time after this exchange offer, all of which will be treated as a single class of securities under the indenture. Certain defined terms used in this description but not defined herein have the meanings assigned to them in the indenture. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

This description of notes (including the exchange notes) is intended to be a useful overview of the material provisions of the notes and the indenture. Since this description is only a summary, it does not contain all of the details found in the full text of, and is qualified in its entirety by the provisions of, the notes and the indenture. We urge you to read the indenture, because it, not this description, defines your rights as Holders of these notes. The Company will make a copy of the indenture available to the Holders upon request and a copy of the indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. You may request copies of the indenture at our address set forth under the heading “Where You Can Find More Information.”

Except as the context otherwise requires, the provisions described below in this description of notes refer to the provisions of the indenture as in effect beginning on the Issue Date.

Brief Description of the Notes and the Guarantees

The Notes

The notes (including any exchange notes issued in the exchange offer) are:

•                  general unsecured obligations of the Company;

•                  senior in right of payment to all of the Company’s existing and any future Subordinated Indebtedness;

•                  pari passu in right of payment with all of the Company’s existing and any future unsecured Indebtedness that is not by its terms expressly subordinated to the notes;

•                  effectively junior in right of payment to the Company’s existing and future secured Indebtedness, including the Company’s Obligations under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

•                  unconditionally guaranteed by Parent, its Restricted Subsidiaries that Guarantee the Obligations under the Credit Agreement (other than any Immaterial Subsidiary of the Company), and Grifols Worldwide Operations USA, Inc., the co-borrower under the Credit Agreement and a wholly-owned Subsidiary of Parent (“Grifols Worldwide Operations USA”); and

•                  structurally subordinated to Indebtedness of Subsidiaries of Parent that are not Guarantors.

The Guarantees

Each Guarantee of the notes is:

•                  a senior unsecured obligation of each Guarantor;

•                  senior in right of payment to all existing and any future Subordinated Indebtedness of such Guarantor;

•                  pari passu in right of payment with all existing and any future Indebtedness of that Guarantor that is not by its terms expressly subordinated to its Guarantee of the notes;

•                  effectively junior in right of payment to the existing and future secured Indebtedness of that Guarantor, including such Guarantor’s obligations under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness; and

•                  structurally subordinated to Indebtedness of any Subsidiaries of that Guarantor that are not Guarantors.

Principal, Maturity and Interest

The Company initially issued $1.0 billion aggregate principal amount of existing notes. The Company may issue additional notes under the indenture from time to time. Any offering of additional notes is subject to compliance with the covenant described below under the caption “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Any additional notes will be identical in all respects to the notes offered hereby, except that additional notes will have different issuance dates and may have different issuance prices. The existing notes, the exchange notes and any additional notes subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The Company will issue notes in denominations of $200,000 and integral multiples of $1,000. The notes will mature on April 1, 2022.

Interest on the notes will accrue at the rate of 5.25% per annum and will be payable semi-annually in arrears on April 1 and October 1. Payments on the existing notes commenced on October 1, 2014. Payments on the exchange notes will commence on October 1, 2015. The Company will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to us, we will pay all principal, interest, premium, if any, and Additional Interest under the registration rights agreement, if any, on that Holder’s notes in accordance with those instructions. All other payments on notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders of the notes, and Parent or any of its Subsidiaries may act as paying agent or registrar.

Guarantees

The notes are Guaranteed by Parent, its Restricted Subsidiaries that guarantee the obligations under the Credit Agreement (other than any Immaterial Subsidiary) and Grifols Worldwide Operations USA. These Guarantees are joint and several obligations of the Guarantors. The obligations of each Guarantor under its Guarantee will be limited to reflect limitations under applicable law with respect to maintenance of share capital, corporate benefit, fraudulent conveyance and other legal restrictions applicable to the Guarantors and their respective shareholders, directors and general partners. If a Guarantee were to be rendered voidable, it could be subordinated by a court to all other debt, including Guarantees and contingent liabilities, of the applicable Guarantor and, depending on the amount of such debt, a Guarantor’s liability in respect of its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—The guarantees of the notes are, and any future guarantees of the notes will be, subject to certain limitations on enforcement and may be limited by applicable law or subject to certain defenses that may limit their validity and enforceability.”

A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than us or another Guarantor, unless:

(1)                                 immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)                                 either:

(a)                                 the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than a Guarantor) assumes all the obligations of that Guarantor under the indenture and its Guarantee and the registration rights agreement pursuant to a supplemental indenture and other documents reasonably satisfactory to the trustee; or

(b)                                 except in the case of Parent, the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture relating to Asset Sales.

The Guarantee of a Guarantor will be released:

(1)                                 except in the case of Parent, in connection with (a) any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Parent, if the sale or other disposition complies with the provisions of the indenture relating to Asset Sales or (b) any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) Parent or a Restricted Subsidiary of Parent, if the sale complies with the provisions of the indenture relating to Asset Sales, in each case as provided below under the caption “Repurchase at the Option of Holders—Asset Sales”;

(2)                                 if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(3)                                 upon Legal Defeasance or Covenant Defeasance as provided below under the heading “Legal Defeasance and Covenant Defeasance” and upon a discharge of the indenture as provided under the heading “Satisfaction and Discharge”; or

(4)                                 except in the case of Parent, if such Guarantor shall not borrow or Guarantee any Indebtedness under any Credit Facility, as applicable, (other than if such Guarantor no longer Guarantees any such Indebtedness as a result of payment, under any Guarantee or otherwise of any such Indebtedness by any Guarantor); provided that a Guarantor shall not be permitted to be released from its Guarantee pursuant to this clause (4) if it is an obligor with respect to Indebtedness that would not, under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” be permitted to be incurred by a Restricted Subsidiary that is not a Guarantor (unless it is also designated as an Unrestricted Subsidiary).

Optional Redemption

Except as set forth below, the notes are not redeemable at the Company’s option prior to April 1, 2017.

On or prior to April 1, 2017, the Company may on one or more occasions redeem up to 35% of the aggregate principal amount of notes issued (including additional notes) under the indenture at a redemption price of

105.250% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of any Qualified Equity Offering; provided that:

(1)                                 at least 65% of the aggregate principal amount of notes originally issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by Parent and its Subsidiaries); and

(2)                                 the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.

On or prior to April 1, 2017, the Company may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of notes or otherwise in accordance with the procedures of The Depository Trust Company (“DTC”), at a redemption price equal to 100% of the principal amount of the notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the redemption date, subject to the rights of Holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Except pursuant to the prior paragraphs, the notes are not redeemable at the Company’s option prior to April 1, 2017. The Company is not prohibited by the terms of the indenture, however, from acquiring the notes by means other than a redemption, whether pursuant to a tender offer, open market purchases, negotiated transactions or otherwise, assuming such acquisition does not otherwise violate the terms of the indenture.

On or after April 1, 2017, the Company may redeem all or a part of the notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Fiscal Year	Percentage
2017	103.938%
2018	102.625%
2019	101.313%
2020 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Redemption for Taxation Reasons

The notes may be redeemed, at the option of the Company, as a whole but not in part, upon giving not less than 30 days’ nor more than 60 days’ notice to Holders (which notice will be irrevocable), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest (including any Additional Amounts), if any, to the date fixed by the Company for redemption if, as a result of:

(1)                                 any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Taxing Jurisdiction affecting taxation; or

(2)                                 any change in, or amendment to, an official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change or amendment becomes effective on or after the date on which such jurisdiction becomes a Taxing Jurisdiction, and the Company or any Guarantor, as the case may be, is, or on the next interest payment date would be, required to pay Additional Amounts, and such requirement cannot be avoided by the Company or any Guarantor, as the case may be, taking reasonable measures available to it; provided that for the avoidance of doubt, changing the jurisdiction of the Company or any Guarantor is not a reasonable measure for the purposes of this section; provided, further, that no such notice of redemption will be given earlier than 90 days prior to the earliest date on which the Company or any Guarantor, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the notes were then due.

Prior to the mailing of any notice of redemption of the notes pursuant to the foregoing, the Company will deliver to the Trustee:

(1)                                 an officer’s certificate stating that such change or amendment referred to in the prior paragraph has occurred, and describing the facts related thereto and stating that such requirement cannot be avoided by the Company or Guarantor, as the case may be, taking reasonable measures available to it; and

(2)                                 an opinion of counsel of recognized international standing stating that the requirement to pay such Additional Amounts results from such change or amendment referred to in the prior paragraph.

The Trustee will accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it will be conclusive and binding on the Holders. Any notes that are redeemed will be cancelled.

Mandatory Redemption

The Company is not required to make sinking fund payments with respect to the notes. However, under certain circumstances, the Company may be required to offer to purchase the notes as described under the caption “—Repurchase at the Option of Holders.”

Offers to Purchase; Open Market Purchases

The Company and its Subsidiaries may acquire notes by means other than a redemption or required repurchase, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the indenture. However, other existing or future agreements of the Company or its Subsidiaries may limit the ability of the Company or its Subsidiaries to purchase notes prior to maturity.

Additional Amounts

All payments made by the Company or any Guarantor that is not formed or incorporated under the laws of the United States or any State of the United States or the District of Columbia (each such Guarantor, a “non-U.S. Guarantor”) under or with respect to the notes or such non-U.S. Guarantor’s Guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future Taxes imposed or levied by or on behalf of any Taxing Authority within Spain, Ireland or any other jurisdiction in which the Company or such non-U.S. Guarantor is organized, resident or doing business for tax purposes or within or through which payment is made or any political subdivision or Taxing Authority or agency thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless the Company or such non-U.S. Guarantor is required to withhold or deduct Taxes by law or by the interpretation or administration thereof. If the Company or any non-U.S. Guarantor is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within Spain, Ireland, or any other Taxing Jurisdiction, from any payment made under or with respect to the notes or the Guarantee of such non-U.S. Guarantor, the Company or such non-U.S. Guarantor will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by each Holder of notes (including Additional Amounts) after such withholding or deduction will equal the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to:

(1)                                 any Tax imposed by the United States or by any political subdivision or Taxing Authority thereof or therein;

(2)                                 any Taxes that would not have been so imposed, deducted or withheld but for the existence of any connection between the Holder or beneficial owner of a note (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the Holder or beneficial owner of such note, if the Holder or beneficial owner is an estate, nominee, trust, partnership or corporation) and the relevant Taxing Jurisdiction (other than the mere receipt of such payment or the ownership or holding of the execution, delivery, registration or enforcement of such note);

(3)                                 any estate, inheritance, gift, sales, excise, transfer or personal property Tax or similar Tax, assessment or governmental charge, subject to the second to last paragraph of this covenant;

(4)                                 any Taxes payable other than by deduction or withholding from payments under or with respect to the Guarantee by any non-U.S. Guarantor of such note;

(5)                                 any Taxes that would not have been so imposed, deducted or withheld if the Holder or beneficial owner of a note or beneficial owner of any payment on the note or the Guarantee of such note had (i) made a declaration of non-residence, or any other claim or filing for exemption, to which it is entitled or (ii) complied with any certification, identification, information, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such holder or beneficial owner of such note or any payment on such note (provided that (x) such declaration of non-residence or other claim or filing for exemption or such compliance is required by the applicable law of the Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of, such Taxes and (y) at least 30 days prior to the first payment date with respect to which such declaration of non-residence or other claim or filing for exemption or such compliance is required under the applicable law of the Taxing Jurisdiction, Holders at that time have been notified by the Company or such Guarantor or any other Person through whom payment may be made that a declaration of non-residence or other claim or filing for exemption or such compliance is required to be made);

(6)                                 any Taxes that would not have been so imposed, deducted or withheld if the beneficiary of the payment had presented the note for payment within 30 days after the date on which such payment or such note became due and payable or the date on which payment thereof is duly provided for, whichever is later (except to the extent that the Holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(7)                                 any payment under or with respect to a note to any Holder that is a fiduciary or partnership or any Person other than the sole beneficial owner of such payment or note, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such partnership or the beneficial owner of such payment or note would not have been entitled to the Additional Amounts, or to a reduced amount of Additional Amounts, had such beneficiary, settlor, member or beneficial owner been the actual Holder of such note;

(8)                                 any withholding or deduction in respect of any Tax, duty, assessment or other governmental charge where such withholding or deduction is imposed or levied on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives; or

(9)                                 any combination of items (1) through (8) above.

The foregoing provisions shall survive any termination or discharge of the indenture and payment of the notes and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to a non-U.S. Guarantor.

The Company and each applicable non-U.S. Guarantor will also make any applicable withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company and each applicable non-U.S. Guarantor will furnish to the trustee, within 60 days after the date the payment of any Taxes deducted or withheld is due pursuant to applicable law, certified copies of tax receipts or, if such tax receipts are not reasonably available to the Company and such non-U.S. Guarantor, such other documentation that provides reasonable evidence of such payment by the Company or such non-U.S. Guarantor.

Copies of such tax receipts or, if such tax receipts are not reasonably available, such other documentation will be made available to the Holders or the paying agent, as applicable, upon request.

At least 30 days prior to each date on which any payment under or with respect to the notes or any Guarantee is due and payable, if the Company or any non-U.S. Guarantor will be obligated to pay Additional Amounts with respect to such payment, the Company or such non-U.S. Guarantor will deliver to the trustee and the paying agent an officers’ certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and will set forth such other information necessary to enable such trustee and paying agent to pay such Additional Amounts to Holders of such notes on the payment date, unless such obligation to pay Additional Amounts arises after the 30th day prior to such date, in which case it shall be promptly paid thereafter.

Whenever in the indenture or in this “Description of Notes” there is mentioned, in any context, the payment of principal, premium, if any, interest or of any other amount payable under or with respect to any note, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

The Company and each non-U.S. Guarantors will pay any present or future stamp, court or documentary taxes or any other excise or property Taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of their respective Obligations and Guarantees of the notes, the indenture or any other document or instrument in relation thereto, excluding all such Taxes, charges or similar levies imposed by any jurisdiction outside the United States in which the Company or any non-U.S. Guarantor or any successor Person is organized or resident for tax purposes or any jurisdiction in which a paying agent is located, and the Company and each non-U.S. Guarantors will agree to indemnify the Holders of the notes for any such non-excluded taxes paid by such Holders.

The foregoing provisions of this section shall survive any termination or discharge of the indenture and payment of the notes and shall apply mutatis mutandis to any Taxing Jurisdiction with respect to any successor Person to the Company or a non-U.S. Guarantor.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a “Change of Control Offer”) and each Holder of notes will have the right to require the Company to repurchase all or any part (equal to $200,000 or an integral multiple of $1,000) of that Holder’s notes pursuant to a Change of Control Offer on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the notes repurchased, to the date of purchase. The Company shall be required to purchase all notes tendered pursuant to the Change of Control Offer and not withdrawn. Subject to compliance with the provisions of the third succeeding paragraph, within 30 days following any Change of Control or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, the Company will mail a notice to the trustee and each Holder describing the transaction or transactions that constitute or may constitute the Change of Control and offering to repurchase notes on the Change of Control payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice. The notice will, if mailed prior to the date of consummation of the Control of Control, state that the Change of Control Offer is conditioned on the Change of Control occurring on or prior to the applicable Change of Control payment date specified in the notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such conflict.

On the Change of Control payment date, the Company will, to the extent lawful:

(1)                                 accept for payment all notes or portions of notes validly and properly tendered and not withdrawn pursuant to the Change of Control Offer;

(2)                                 deposit with the paying agent an amount equal to the Change of Control payment in respect of all notes or portions of notes validly and properly tendered and not withdrawn; and

(3)                                 deliver or cause to be delivered to the trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

The paying agent will promptly mail (or wire) to each Holder of notes validly and properly tendered and not withdrawn the Change of Control payment for such notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each new note will be in a principal amount of $200,000 or an integral multiple of $1,000 in excess thereof.

The Company will publicly announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control payment date.

The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable, except as described below under “Legal Defeasance and Covenant Defeasance.” Except as described above with respect to a Change of Control, the indenture does not contain provisions that permit the Holders of the notes to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization, spin-off or similar transaction.

The Company will not be required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes validly and properly tendered and not withdrawn under the Change of Control Offer, (ii) notice of redemption of all of the notes has been given pursuant to the indenture as described above under the caption “Optional Redemption,” unless and until there is a default in payment of the applicable redemption price, or (iii) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all notes validly and properly tendered at a cash price equal to or higher than the Change of Control payment and has purchased all notes validly and properly tendered and not withdrawn in accordance with the terms of such Alternate Offer; provided that the terms of such Alternate Offer shall not require Holders to irrevocably tender notes and such Alternate Offer shall not close unless and until the Change of Control is actually consummated.

The provisions under the indenture relative to the Company’s obligation to make a Change of Control Offer may, prior to the occurrence of a Change of Control, be waived or modified with the consent of the Holders of at least a majority in principal amount of the then outstanding notes issued under the indenture. Following the occurrence of a Change of Control, any change, amendment or modification in any material respect of the obligation of the Company to make and consummate a Change of Control Offer may only be effected with the consent of each Holder affected thereby.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Parent and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of notes to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Parent and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

If Holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in response to a Change of Control Offer and the Company, or any third party making the Change of Control Offer in lieu of the Company as described above, purchases all of the notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 no more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued but unpaid interest to but not including the date of redemption set forth in such notice.

Asset Sales

Parent will not, and will not permit any of the Restricted Subsidiaries to, make any Asset Sale unless:

(1)                                 Parent (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold, leased, transferred, conveyed or otherwise disposed of; and

(2)                                 at least 75% of the consideration received in the Asset Sale by Parent or such Restricted Subsidiary is in the form of cash, Cash Equivalents or Replacement Assets, or a combination thereof.

For purposes of this provision, each of the following will be deemed to be cash:

(a)                                 any liabilities of Parent or any of the Restricted Subsidiaries, as shown on Parent’s or such Restricted Subsidiary’s most recent balance sheet (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Guarantee), that are assumed by the transferee of any such assets and with respect to which Parent or such Restricted Subsidiary is released from further liability;

(b)                                 any securities, notes or other obligations received by Parent or such Restricted Subsidiary from such transferee that are converted by Parent or such Restricted Subsidiary into cash within 365 days of the consummation of such Asset Sale (subject to ordinary settlement periods), to the extent of the cash received in that conversion;

(c)                                  any Voting Stock or assets referred to in clauses (2) and (3) of the following paragraph; and

(d)                                 any Designated Non-Cash Consideration received by Parent or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value (as determined in good faith by Parent’s Board of Directors), taken together with all other Designated Non-Cash Consideration received pursuant to this clause (d) that is at such time outstanding, not to exceed an amount equal to the greater of (x) $250 million and (y) 2.5% of Total Assets at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Parent or such Restricted Subsidiary may apply those Net Proceeds at our option:

(1)                                 to repay Indebtedness and other Obligations under any Credit Facility;

(2)                                 to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3)                                 to make any capital expenditures or to acquire other long-term assets that are used or useful in a Permitted Business; or

(4)                                 any combination of the foregoing.

In the case of each of clauses (2), (3) and (4) above, the entry into a definitive agreement to acquire such assets within 365 days after the receipt of any Net Proceeds from an Asset Sale shall be treated as a permitted application of the Net Proceeds from the date of such agreement so long as Parent or such Restricted Subsidiary enters into such agreement with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such agreement and such Net Proceeds are actually so applied within such period.

Pending the final application of any Net Proceeds, we may temporarily reduce revolving credit borrowings under our Credit Agreement or otherwise invest the Net Proceeds in any manner that is not prohibited by the indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200 million, the Company will make an Asset Sale Offer to all Holders of notes and all Holders of other Indebtedness of Parent or any Restricted Subsidiary that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, we may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness validly and properly tendered and not withdrawn into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the notes and the Company or the trustee, agent or other similar party with respect to such other pari passu Indebtedness will select such Indebtedness to be purchased as described below under “Selection and Notice.” Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the indenture by virtue of such compliance.

Parent’s and the Restricted Subsidiaries’ existing and future Indebtedness may contain limitations on certain events that would constitute a Change of Control or Asset Sale or require such Indebtedness to be repurchased upon a Change of Control or Asset Sale. Moreover, the exercise by Holders of notes of their right to require the Company to repurchase such notes could cause a default under Parent’s and the Restricted Subsidiaries’ existing or future Indebtedness, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such purchases on us. In the event that a Change of Control or Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of the applicable lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In addition, the Company’s ability to pay cash to Holders of notes upon a repurchase may be limited by the Company’s then existing financial resources. The Company cannot assure you that sufficient funds will be available when necessary to make any required repurchases. The Company’s failure to repurchase notes in connection with a Change of Control or Asset Sale would result in a default under the indenture. Such a default would, in turn, constitute a default under Parent’s existing Indebtedness and may constitute a default under future Indebtedness as well. The Company’s obligation to make an offer to repurchase the notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the Holders of at least a majority in aggregate principal amount of the notes then outstanding. See “Amendment, Supplement and Waiver.”

Selection and Notice

If less than all of the notes are to be redeemed or purchased at any time, the trustee will select notes for redemption or purchase in accordance with the operating procedures of DTC.

No notes of $200,000 or less can be redeemed in part.  Notices of purchase or redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Any inadvertent defect in the notice of redemption, including an inadvertent failure to give notice, to any Holder selected for redemption will not impair or affect the validity of the redemption of any other note redeemed in accordance with the provisions of the indenture. Notices of redemption may not be conditional.

If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. Notes held in certificated form must be surrendered to the paying agent in order to collect the redemption price. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

In connection with any redemption of notes, any such redemption may, at the Company’s discretion, be subject to one or more conditions precedent.

So long as the notes are held by DTC, the trustee shall not be responsible or liable for any actions taken or not taken by DTC.

Certain Covenants

Set forth below are summaries of certain covenants that are contained in the indenture. If on any date following the Issue Date (i) the notes have an Investment Grade Rating from either Rating Agency, and (ii) no Default has occurred and is continuing under the indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), then the Company, Parent and the Restricted Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1)                                 “Repurchase at the Option of Holders—Asset Sales”;

(2)                                 “—Restricted Payments”;

(3)                                 “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)                                 clause (d) of the first paragraph of “—Merger, Consolidation or Sale of Assets”;

(5)                                 “—Transactions with Affiliates”;

(6)                                 “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7)                                 “—Designation of Restricted and Unrestricted Subsidiaries.”

In the event that the Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants under the indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the notes below an Investment Grade Rating, then the Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement of the Suspended Covenants, no action taken or omitted to be taken by the Parent or any of the Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the indenture; provided that (1) with respect to

Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “—Restricted Payments” had been in effect prior to, but not during, the Suspension Period, provided that no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period) and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (2) of the second paragraph of “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

There can be no assurance that the notes will ever achieve or maintain an Investment Grade Rating.

Restricted Payments

Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution on account of Parent’s or any Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Parent or any Restricted Subsidiary) or to the direct or indirect holders of Parent’s or any Restricted Subsidiaries’ Equity Interests in their capacity as such (in each case other than dividends or distributions payable in Parent’s Equity Interests (other than Disqualified Stock) or to Parent or any Restricted Subsidiary);

(2)                                 purchase, redeem, defease or otherwise acquire or retire for value any of Parent’s or the Restricted Subsidiaries’ Equity Interests (in each case other than any of the Restricted Subsidiaries’ Equity Interests owned by Parent or another Restricted Subsidiary or for consideration consisting solely of Parent’s Equity Interests other than Disqualified Stock);

(3)                                 make any payment on or with respect to, or purchase, redeem, repurchase, defease or otherwise acquire or retire for value any of Parent’s or the Restricted Subsidiaries’ Subordinated Indebtedness (other than Subordinated Indebtedness owed to Parent or any of the Restricted Subsidiaries), except (i) a payment of interest or principal at the Stated Maturity thereof, (ii) the purchase, repurchase or other acquisition of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition, or (iii) for consideration consisting solely of Parent’s Equity Interests other than Disqualified Stock; or

(4)                                 make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)                                 no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)                                 Parent would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3)                                 such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Parent and the Restricted Subsidiaries after the Issue Date (excluding Restricted Payments made pursuant to the next paragraph other than clauses (1), (7), (8), (12) and (13) of the next paragraph), is less than the sum, without duplication, of:

(A)                               50% of the Consolidated Net Income of Parent for the period (taken as one accounting period) from the beginning of the first full fiscal quarter of Parent commencing immediately prior to January 21, 2011 to the end of Parent’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)                               100% of the aggregate net cash proceeds or the fair value (as determined in good faith by the Board of Directors) of property or assets received by Parent or a Restricted Subsidiary after January 21, 2011 as a contribution to the common equity capital of Parent or from the issue or sale of Equity Interests of Parent (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Parent that have been converted into or exchanged for such Equity Interests (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of Parent), together with the aggregate net cash and Cash Equivalents received by Parent or any Restricted Subsidiaries at the time of such conversion or exchange; provided, however, that this clause shall not include the proceeds from Excluded Contributions, plus

(C)                               to the extent that any Restricted Investment that was made after January 21, 2011 is sold for cash or otherwise liquidated or repaid for cash, the proceeds realized from the sale of such Restricted Investment and proceeds representing the return of the capital with respect to such Restricted Investment, in each case to Parent or any Restricted Subsidiary, less the cost of the disposition of such Restricted Investment, plus

(D)                               to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after January 21, 2011, the portion (proportionate to Parent’s interest in such Unrestricted Subsidiary) of the fair market value of the net assets of the Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; plus

(E)                                50% of any dividends received by the Parent or any Restricted Subsidiary from any Unrestricted Subsidiary to the extent the Parent’s or such Restricted Subsidiary’s Investment in such Unrestricted Subsidiary was a Restricted Investment, and to the extent such dividends were not otherwise included in the Consolidated Net Income of Parent for such period.

The preceding provisions will not prohibit:

(1)                                 the payment of any dividend (or other distribution) or the consummation of any irrevocable redemption within 90 days after the date of declaration of the dividend (or other distribution) or giving of the redemption notice, as the case may be, if at the date of declaration or notice the dividend (or other distribution) payment or redemption would have complied with the provisions of the indenture;

(2)                                 the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to any Restricted Subsidiary) of, Parent’s Equity Interests (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Parent; provided that the amount of any such net cash proceeds that are utilized to make any such Restricted Payment will be excluded from clause (3)(B) of the preceding paragraph and shall not constitute Excluded Contributions;

(3)                                 the purchase, defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of Parent or any Restricted Subsidiary with (i) the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness or (ii) in exchange for, or out of the proceeds of a substantially concurrent Qualified Equity Offering;

(4)                                 in the case of a Restricted Subsidiary, the payment of dividends (or in the case of any partnership or limited liability company, any similar distribution) to the holders of its Capital Stock on a pro rata basis;

(5)                                 repurchases of Equity Interests deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise price thereof and repurchases of Equity Interests deemed to occur upon the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award, or the vesting thereof;

(6)                                 cash payments, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Parent or a Restricted Subsidiary;

(7)                                 the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness following a Change of Control or Asset Sale, as applicable, after the Company shall have complied with the provisions of the covenants described above under the captions “Repurchase at the Option of Holders—Change of Control” and “Asset Sales,” including the payment of the applicable purchase price;

(8)                                 the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Parent or any preferred stock of any Restricted Subsidiary of Parent issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(9)                                 payments made as disclosed under “Use of Proceeds,”

(10)                          the repurchase, redemption or other acquisition of the Equity Interests of Parent or any Restricted Subsidiary from Persons who are, or were formerly, employees, officers and directors of the Parent and its Subsidiaries and their Affiliates, heirs and executors; provided that the aggregate amount of all such repurchases pursuant to this clause (10) shall not exceed $25 million in any twelve month period;

(11)                          Restricted Payments that are made with Excluded Contributions;

(12)                          any Restricted Payments so long as the Leverage Ratio, at the time of each such Restricted Payment, after giving pro forma effect to such Restricted Payment, is no greater than 3.5 to 1.00; provided, however, that at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom); and

(13)                          so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the Issue Date not to exceed $250 million.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s), property or securities proposed to be transferred or issued by Parent or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Company’s Board of Directors, whose resolutions with respect thereto will be delivered to the trustee.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (13) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be entitled to classify or re-classify (based on circumstances existing on the date of such reclassification) such Restricted Payment or a portion thereof in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Parent will not issue any Disqualified Stock and will not permit any of the Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Parent may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company and any of the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock if the Fixed Charge Coverage Ratio for the Parent and the Restricted Subsidiaries on a consolidated basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom including to refinance other Indebtedness), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)                                 Indebtedness incurred by Parent and the Restricted Subsidiaries pursuant to Credit Facilities and any Qualified Securitization Financing, including the Credit Agreement, in an amount outstanding at any time not to exceed the sum of (x) $4,500.0 million plus (y) €430.0 million;

(2)                                 the incurrence by Parent and the Restricted Subsidiaries of the Existing Indebtedness;

(3)                                 the incurrence by Parent and any Guarantor of Indebtedness represented by the notes to be issued on the Issue Date and the Guarantees thereof (and any notes and Guarantees issued in exchange for the notes and Guarantees pursuant to the registration rights agreement);

(4)                                 the incurrence by Parent or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings, purchase money obligations, industrial development or similar bonds, or tax-advantaged governmental or quasi-governmental financing, including without limitation the sale and leaseback arrangements described under clause (5) under the exclusions set forth under the definition of Asset Sale, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation or improvement (including at any point subsequent to the purchase) of real or personal property, plant or equipment used in the business of Parent or such Restricted Subsidiary (whether through the direct acquisition or otherwise of such assets or the acquisition of Equity Interests of any Person owning such assets), in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (x) $400 million and (y) 3.0% of Total Assets, at any time outstanding;

(5)                                 the incurrence by Parent or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge Indebtedness (other than intercompany Indebtedness) that was incurred under the first paragraph of this covenant or clauses (2), (3), (5) and (15) of this paragraph;

(6)                                 the incurrence by Parent or any Restricted Subsidiary of intercompany Indebtedness owed to Parent or any Restricted Subsidiary; provided, however, that to the extent the aggregate amount of Indebtedness incurred in reliance on this clause (6) following the Issue Date exceeds $200 million:

(a)                                 if the Company is the obligor on any such Indebtedness owed to any Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the notes;

(b)                                 if a Guarantor is the obligor on any such Indebtedness owed to any Restricted Subsidiary that is not the Company or a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to such Guarantor’s Guarantee; and

(c)                                  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Parent or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness (other than the creation of a Permitted Lien upon such intercompany Indebtedness to a Person that is not either Parent or a Restricted Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Parent or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                 the incurrence by Parent or any Restricted Subsidiary of Hedging Obligations or entry into derivative transactions, in each case, so long as such obligations and transactions are not entered into for speculative purposes;

(8)                                 the incurrence of Guarantees by Parent, the Company or any Guarantors of Indebtedness of Parent or any Restricted Subsidiary that was permitted to be incurred by another provision of this covenant;

(9)                                 the incurrence of Guarantees by any Restricted Subsidiary that is not a Guarantor of Indebtedness of a Restricted Subsidiary that is not a Guarantor that was permitted to be incurred by another provision of this covenant;

(10)                          the incurrence by Parent and the Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-retention or self-insurance obligations, unemployment insurance, performance, bid, release, appeal, surety and similar bonds and related reimbursement obligations and completion guarantees and letters of credit supporting the foregoing, in each case, provided or incurred by Parent and the Restricted Subsidiaries in the ordinary course of business, guarantees and letters of credit supporting the foregoing, in each case, for the account of suppliers in the ordinary course of business, and obligations in connection with participation in government reimbursement or other programs or other similar requirements;

(11)                          the incurrence by Parent and the Restricted Subsidiaries of Indebtedness arising from Parent’s and the Restricted Subsidiaries’ agreements providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the sale of goods or acquisition or disposition of any business, assets or Capital Stock of a Restricted Subsidiary; provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by Parent and the Restricted Subsidiaries in connection with such acquisition or disposition;

(12)                          the incurrence by Parent and the Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(13)                          the incurrence by Parent or any Restricted Subsidiary of Indebtedness to the extent the net proceeds thereof are promptly deposited to defease the notes as described below under the caption “Legal Defeasance and Covenant Defeasance”;

(14)                          the incurrence of Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(15)                          the incurrence by Parent or any of its Restricted Subsidiaries of (i) Acquired Debt outstanding on the date on which such Person became a Restricted Subsidiary or was acquired by, or merged into, the Company or any Restricted Subsidiary or (ii) Indebtedness to finance all or a portion of any such transaction; provided that to the extent the aggregate amount of Indebtedness incurred in reliance on this clause (15) following the Issue Date exceeds $300 million, then on a pro forma basis, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant or (b) the Fixed Charge Coverage Ratio would not be less than immediately prior to such transactions;

(16)                          Indebtedness of Parent or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit or trade Guarantees issued in the ordinary course of business to the extent that such letters of credit or trade Guarantees are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the 30 days following receipt by Parent or such Restricted Subsidiary of a demand for reimbursement;

(17)                          Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of Parent or any Restricted Subsidiary;

(18)                          to the extent constituting Indebtedness, (i) deferred compensation to employees of Parent and the Restricted Subsidiaries in the ordinary course of business, (ii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law, (iii) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business and (iv) reserves established by Parent or any Restricted Subsidiary for litigation or tax contingencies;

(19)                          Indebtedness in an amount not to exceed $50 million issued in lieu of cash payments of Restricted Payments permitted by clause (5) of the covenant described under “—Restricted Payments”; and

(20)                          the incurrence by Parent or any Restricted Subsidiary of additional Indebtedness or the issuance by Parent of Disqualified Stock or preferred stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (20), not to exceed the greater of (i) $500 million and (ii) 5.0% of Total Assets.

For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (20) above as of the date of incurrence thereof or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, (x) at the time the proposed Indebtedness is incurred, classify all or a portion of that item of Indebtedness on the date of its incurrence under either the first paragraph of this covenant or under such category of Permitted Debt, as the case may be, (y) reclassify at a later date all or a portion of that or any other item of Indebtedness as being or having been incurred in any manner that complies with this covenant (so long as the Indebtedness being reclassified could have been incurred under the first paragraph or under such category of Permitted Debt on the date of its incurrence) and (z) elect to comply with this covenant and the applicable definitions in any order. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in the Parent’s Fixed Charges as accrued. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Parent or the Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The Company will not incur any Indebtedness that is contractually subordinate or junior in right of payment to any Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness of the Company will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured or secured by a junior Lien or by virtue of being structurally subordinated. No Guarantor will incur any Indebtedness that is subordinate or junior in right of payment to the Indebtedness of such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Guarantee on substantially identical terms; provided, however, that no Indebtedness of a Guarantor will be deemed to be contractually subordinated in right of payment solely by virtue of being unsecured or secured by a junior Lien.

Parent will not permit any Unrestricted Subsidiary to incur any Indebtedness other than Non-recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to be an incurrence of Indebtedness by the obligors of such Indebtedness.

Liens

Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness, Attributable Debt or trade payables on any property, asset, or any proceeds therefrom (“Primary Lien”), now owned or hereafter acquired, except Permitted Liens, unless:

(1)                                 in the case of Liens securing Subordinated Indebtedness, the notes and related Guarantees are secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary) or assets that are senior in priority to such Liens; and

(2)                                 in the case of Liens securing Indebtedness, the notes and related Guarantees are equally and ratably secured by a Lien on such property (including Capital Stock of a Restricted Subsidiary) or assets.

Any Lien created for the benefit of the Holders of the notes pursuant to the immediately preceding paragraph shall automatically and unconditionally be released and discharged upon the release and discharge of the Primary Lien, without any further action on the part of any Person.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

Parent will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on or in respect of its Capital Stock to Parent or any Restricted Subsidiary, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to Parent or any other Restricted Subsidiary;

(2)                                 make any loans or advances to Parent or any other Restricted Subsidiary;

(3)                                 transfer any of its properties or assets to Parent or any other Restricted Subsidiary; or

(4)                                 guarantee Parent’s or any Restricted Subsidiary’s Indebtedness.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                 any Credit Facility (including the Credit Agreement) and any other agreements as in effect on the Issue Date or subsequent agreements relating to Indebtedness of Parent or any Restricted Subsidiary and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date unless in the good faith determination of the Board of Directors, such restrictions are not likely to result in the Company being unable to make scheduled payments of principal and interest on the notes as they come due;

(2)                                 the indenture, the notes and the Guarantees;

(3)                                 applicable law, rules, regulations and orders;

(4)                                 any instrument governing Indebtedness or Capital Stock of a Person acquired by Parent or any Restricted Subsidiary as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)                                 customary non-assignment provisions in contracts, licenses and leases entered into in the ordinary course of business;

(6)                                 purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)                                 any agreement for the sale or other disposition of a Restricted Subsidiary or of all or substantially all of its assets that restricts distributions of assets by, or Equity Interests of, that Restricted Subsidiary pending its sale or other disposition;

(8)                                 Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)                                 Liens permitted to be incurred under the provisions of the “—Liens” covenant that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)                          restrictions on cash or other deposits or net worth imposed by customers (including governmental entities) under contracts entered into in the ordinary course of business;

(11)                          provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale and leaseback transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business or with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;

(12)                          any encumbrance or restriction on our ability or the ability of any Restricted Subsidiary to transfer its interest in any Investment not prohibited under “—Restricted Payments;”

(13)                          customary restrictions imposed on the transfer of, or in licenses related to, copyrights, patents or other intellectual property and contained in agreements entered into in the ordinary course of business;

(14)                          any other agreement governing Indebtedness or Disqualified Stock entered into after the Issue Date that contains encumbrances and restrictions that are not more restrictive than would be permitted by clause (1) of this paragraph;

(15)                          restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Board of Directors of Parent, are necessary or advisable to effect such Qualified Securitization Financing; and

(16)                          agreements pursuant to any tax sharing arrangement between Parent and any one or more of its direct or indirect Subsidiaries.

Merger, Consolidation or Sale of Assets

The Company may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity) or (2) sell, assign, transfer, lease, convey (not including any conveyance, if any, resulting solely from the creation of any Lien, unless remedies are exercised in connection therewith) or otherwise dispose of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person or Persons; unless:

(a)                                 either: (x) the Company is the surviving entity; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited partnership or limited liability company organized or existing under the laws of any member state of the European Union as in effect on December 31, 2003, Switzerland, Canada, any state of the United States or the District of Columbia;

(b)                                 the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all obligations of the Company under the notes and the indenture pursuant to an agreement in a form reasonably satisfactory to the trustee;

(c)                                  immediately after such transaction no Default or Event of Default exists; and

(d)                                 the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant or (ii) Parent’s Fixed Charge Coverage Ratio would not be less than the Parent’s Fixed Charge Coverage Ratio immediately prior to such transaction or series of transactions.

In addition, the Company and its Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of the Company’s and its Restricted Subsidiaries’ properties and assets, in one or more related transactions, to any other Person.

The Person formed by or surviving any consolidation or merger (if other than the Company) will succeed to, and be substituted for, and may exercise every right and power of the Company under the indenture; provided that the Company shall not be released in the case of a lease of all or substantially all of its assets.

Clauses (c) and (d) of the first paragraph of this “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)                                 a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2)                                 any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Parent may not, directly or indirectly:  (1) consolidate or merge with or into another Person (whether or not Parent is the surviving corporation) or (2) sell, assign, transfer, convey (not including any conveyance, if any, resulting solely from the creation of any Lien, unless remedies are exercised in connection therewith) or otherwise dispose of all or substantially all of the properties and assets of Parent and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person or Persons; unless:

(a)                                 the Person formed by or surviving any such consolidation or merger (if other than Parent) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all obligations of Parent under its Guarantee and the indenture pursuant to an agreement in a form reasonably satisfactory to the trustee;

(b)                                 immediately after such transaction no Default or Event of Default exists; and

(c)                                  Parent or the Person formed by or surviving any such consolidation or merger (if other than Parent), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the “—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covenant or (ii) Parent’s Fixed Charge Coverage Ratio would not be less than the Parent’s Fixed Charge Coverage Ratio immediately prior to such transaction or series of transactions.

In addition, Parent and the Restricted Subsidiaries may not, directly or indirectly, lease all or substantially all of Parent’s and the Restricted Subsidiaries’ properties and assets, in one or more related transactions, to any other Person.

The Person formed by or surviving any consolidation or merger (if other than Parent) will succeed to, and be substituted for, and may exercise every right and power of Parent under the indenture; provided that Parent shall not be released in the case of a lease of all or substantially all of its assets.

Clauses (b) and (c) of the fifth paragraph of this “Merger, Consolidation or Sale of Assets” covenant will not apply to:

(1)                                 a merger of Parent with an Affiliate solely for the purpose of reincorporating Parent in another jurisdiction; or

(2)                                 any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Parent and the Restricted Subsidiaries.

Designation of Restricted and Unrestricted Subsidiaries

The Company’s Board of Directors may designate any Restricted Subsidiary (other than the Company) to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by Parent and the Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the “—Restricted Payments” covenant or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Company’s Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Transactions with Affiliates

Parent will not, and will not permit any of the Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of Parent’s or the Restricted Subsidiaries’ respective properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate involving aggregate payments of consideration in excess of $25 million (each, an “Affiliate Transaction”), unless:

(1)                                 the Affiliate Transaction is on terms that taken as a whole are no less favorable to Parent or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Parent or such Restricted Subsidiary with an unrelated Person; and

(2)                                 the Company delivers to the trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, a resolution of the Board of Directors of the Company set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the Company’s Board of Directors (and, if any, a majority of the disinterested members of the Company’s Board of Directors with respect to such transaction).

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)                                 any customary consulting or employment agreement or arrangement, benefit arrangement or plan, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance or termination arrangements, expense reimbursement arrangements, officer or director indemnification agreement or any similar arrangement entered into by Parent or any of the Restricted Subsidiaries for the benefit of their directors, officers, employees and consultants and payments and transactions pursuant thereto, in each case, in the ordinary course of business;

(2)                                 transactions between or among Parent and/or the Restricted Subsidiaries;

(3)                                 payment of reasonable directors compensation and indemnification costs permitted by Parent’s and the Restricted Subsidiaries’ organizational documents for the benefit of directors, officers and employees, in each case, in the ordinary course of business;

(4)                                 Permitted Investments or Restricted Payments that are permitted by the “—Restricted Payments” covenant;

(5)                                 any agreement (including any certificate of designations relating to Capital Stock) as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

(6)                                 the granting or performance of customary registration rights in respect of restricted Equity Interests held or acquired by Affiliates;

(7)                                 loans and advances to employees in the ordinary course of business not to exceed $40 million in the aggregate amount at any one time outstanding;

(8)                                 the consummation of the Transactions and the payment of all fees, expenses and other amounts, and the performance of all obligations of Parent and the Restricted Subsidiaries, in connection therewith;

(9)                                 transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to Parent or such Restricted Subsidiary, as the case may be, determined in good faith by Parent, than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of Parent;

(10)                          the issuance or repurchase of Equity Interests (other than Disqualified Stock) of Parent to any Affiliate of Parent;

(11)                          licenses of, or other grants of rights to use, intellectual property granted by Parent or any Restricted Subsidiary in the ordinary course of business; and

(12)                          any transactions disclosed under “Certain Relationships and Related Party Transactions.”

Additional Guarantees

If Parent or any Restricted Subsidiary acquires or creates another Restricted Subsidiary (other than any Immaterial Subsidiary) after the Issue Date that guarantees any Obligations under any Credit Facility, then that newly acquired or created Restricted Subsidiary will execute and deliver to the trustee a supplemental indenture providing for a Guarantee and deliver an opinion of counsel satisfactory to the trustee as to the due authorization, execution and delivery and the enforceability of such Guarantee within 45 Business Days of the date on which it was acquired or created.

Each additional Guarantee will be limited as necessary to recognize certain defenses generally available to Guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.

Maintenance of Listing

The Company will use its commercially reasonable efforts to maintain the listing of the notes on the Official List and to trading on the Global Exchange Market for so long as such notes are outstanding; provided that if at any time the Company determines that it will not maintain such listing, it will obtain prior to the delisting of the notes from the Official List, and thereafter use its commercially reasonable efforts to maintain, a listing of such notes on another recognized stock exchange or exchange regulated market in western Europe. The Company will notify the trustee in writing of any delisting or change in listing.

Reports

Whether or not required by rules and regulations of the SEC, so long as any notes are outstanding, Parent will furnish to the Holders of notes:

(1)                                 within the time periods specified in the SEC’s rules and regulations, all annual financial information that would be required to be contained in a filing with the SEC on Form 20-F if Parent were required to file such Form pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision thereto, including an “Operating and Financial Review and Prospects” and a report on Parent’s consolidated annual financial statements by Parent’s certified independent accountants; and

(2)                                 within 45 days of the first three fiscal quarters of each fiscal year of Parent, quarterly financial information prepared on the same basis as the audited financial information referred to in clause (1) above which shall have been the subject of a SAS 100 (or equivalent) review by the Company’s independent auditors together with an “Operating and Financial Review and Prospects” for such fiscal quarter.

Parent will be deemed to have furnished such reports to the trustee and the Holders if Parent has filed such information or reports with the SEC via the EDGAR filing system and such information or reports are publicly available.

Delivery of such reports, information and documents to the trustee shall be for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Parent’s compliance with any of the covenants contained in the Indenture (as to which the trustee will be entitled to conclusively rely upon an officer’s certificate).

In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, Parent will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing). In addition, Parent, the Company and the other Guarantors have agreed that, for so long as any notes remain outstanding, if at any time Parent is not required to file with the SEC the information and reports required by clauses (1) and (2) above, Parent will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding anything herein to the contrary, Parent will not be deemed to have failed to comply with any of its agreements hereunder for purposes of clause (4) under “—Events of Default and Remedies” until 120 days after the date any information or report hereunder is required to be furnished to Holders of notes or filed with the SEC pursuant to this covenant.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)                                 default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the notes;

(2)                                 default in payment when due of the principal of or premium, if any, on the notes;

(3)                                 failure by the Parent or any Restricted Subsidiary to comply with the “—Merger, Consolidation or Sale of Assets” covenant or with the provision described under the heading “Repurchase at the Option of Holders—Change of Control”;

(4)                                 failure by the Parent or any Restricted Subsidiary for 60 days after notice to comply with any other covenant or agreement in the indenture or the notes after written notice thereof is given to the Company by the trustee or to Parent and the Restricted Subsidiaries and to the trustee by Holders of at least 25% in aggregate principal amount of the then outstanding notes voting as a single class;

(5)                                 default under any agreement, bond, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Parent or any Restricted Subsidiary (or the payment of which is guaranteed by Parent or any Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)                                 is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more; provided, however, where (i) neither Parent nor any Restricted Subsidiary has general liability with respect to such Indebtedness, and (ii) the creditor has agreed in writing that such creditor’s recourse is solely to specified assets or Unrestricted Subsidiaries, the amount of such Indebtedness shall be deemed to be the lesser of (x) the principal amount of such Indebtedness, and (y) the fair market value of such specified assets to which the creditor has recourse;

(6)                                 failure by Parent, the Company or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)                                 except as permitted by the indenture, any Guarantee of a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or any Person acting on behalf of any Guarantor that is a Significant Subsidiary, or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, shall deny or disaffirm in writing its obligations under its Guarantee; and

(8)                                 certain events of bankruptcy or insolvency described in the indenture with respect to Parent, the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company or Parent, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from Holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notices is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Additional Interest, if any.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any Holders of notes unless such Holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(1)                                 such Holder has previously given the trustee notice that an Event of Default is continuing;

(2)                                 Holders of at least 25% in aggregate principal amount of the then outstanding notes have requested the trustee to pursue the remedy;

(3)                                 such Holders have offered, and, if requested, have provided, the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

(4)                                 the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)                                 Holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The Holders of a majority in aggregate principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or Additional Interest, if any, on, or the principal of, the notes.

The Company is required to deliver to the trustee annually a statement regarding compliance with the indenture. Within 5 Business Days of an executive officer becoming actually aware of any Default or Event of Default, the Company is required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, partner, manager, agent, member, incorporator (or Person forming any limited liability company) or stockholder of the Company or of any Guarantor, as such, will have any liability for any obligations of the Company or of the Guarantors under the notes, the indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note and guarantee waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes and guarantees. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of the Company’s obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of Holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on, such notes when such payments are due from the trust referred to below;

(2)                                 the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                 the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Company may, at its option and at any time, elect to have the Company’s obligations and the obligations of the Guarantors released with respect to certain covenants (including the obligation to make Change of Control Offers and Asset Sale Offers) that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the heading “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Company must irrevocably deposit with the trustee, in trust, for the benefit of the Holders of the notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants as selected by Parent, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company must deliver to the trustee an opinion of U.S. counsel reasonably acceptable to the trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of U.S. counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company must deliver to the trustee an opinion of U.S. counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (including, without limitation, the Credit Agreement, but excluding the indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(6)                                 the Company must deliver to the trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of notes over Parent’s or any Restricted Subsidiary’s other creditors with the intent of defeating, hindering, delaying or defrauding the Company’s or any Restricted Subsidiary’s creditors or others; and

(7)                                 the Company must deliver to the trustee an officers’ certificate and an opinion of U.S. counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the indenture or the notes or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default or compliance with any provision of the indenture or the notes or the Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each Holder adversely affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

(1)                                 reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

(2)                                 reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders” or the minimum notice provisions required with respect to redemption of the notes);

(3)                                 reduce the rate of or change the time for payment of interest on any note;

(4)                                 waive a Default or Event of Default in the payment of principal of, or interest or premium, or Additional Interest, if any, on the notes (except a rescission of acceleration of the notes by the Holders of at least a majority in aggregate principal amount of the then outstanding notes and a waiver of the Payment Default that resulted from such acceleration);

(5)                                 make any note payable in currency other than that stated in the notes;

(6)                                 make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, or Additional Interest, if any, on the notes;

(7)                                 waive a redemption payment with respect to any note (other than a payment required by one of the covenants);

(8)                                 make any change in the preceding amendment and waiver provisions; or

(9)                                 release Parent from its Guarantee or release all or substantially all of the Guarantors from their Guarantees, in each case, except in accordance with the indenture.

Notwithstanding the preceding, without the consent of any Holder of notes, the Company, the Guarantors and the trustee may amend or supplement the indenture, the notes or the Guarantees:

(1)                                 to cure any ambiguity, mistake, defect or inconsistency;

(2)                                 to provide for uncertificated notes in addition to or in place of certificated notes;

(3)                                 to provide for the assumption by a successor corporation of the Company’s or a Guarantor’s obligations under the notes, the indenture and/or a Guarantee in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)                                 to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder;

(5)                                 to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6)                                 add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)                                 to add a Guarantor under the indenture;

(8)                                 to conform the text of the indenture, the Guarantees or the notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the indenture, Guarantee or the notes;

(9)                                 to provide for the issuance of additional notes in accordance with the limitations as set forth in the indenture;

(10)                          to provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture; or

(11)                          to comply with the rules of any applicable securities depositary.

Where the consent of the Holders of the notes is required to approve an amendment, supplement, waiver or consent under the indenture, it is not necessary for the consent of the Holders of notes to approve the particular form of any proposed amendment, supplement, waiver and consent, but it is sufficient if such consent approves the substance thereof.

For the avoidance of doubt, the determination of whether any amendment, supplement or waiver has been consented to shall, where applicable, include any additional notes that have been issued under the indenture at any time prior to, concurrently or contemporaneously with the time that such amendment, supplement or waiver becomes operative.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)                                 either:

(a)                                 all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust, have been delivered to the trustee for cancellation; or

(b)                                 all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and the Company has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination of cash and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

(2)                                 no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)                                 the Company or any Guarantor has paid or caused to be paid all sums payable by the Company under the indenture; and

(4)                                 the Company has delivered irrevocable instructions to the trustee under the indenture to apply the deposited money and/or non-callable Government Securities toward the payment of the notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

The indenture provides that, except during the continuance of an Event of Default, the trustee thereunder will perform only such duties as are specifically set forth in the indenture. If an Event of Default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

If the trustee becomes a creditor of the Company or of any Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must (i) eliminate such conflict within 90 days, (ii) apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or (iii) resign.

The Holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Judgment Currency

United States Dollars is the sole currency of account and payment for all sums payable by the Company or any Guarantor under the notes, any Guarantee thereof and the indenture. Any payment on account of an amount that is payable in United States Dollars, in respect of the notes, which is made to or for the account of any Holder or the trustee in lawful currency of any other jurisdiction (the “Judgment Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or any Guarantor, shall constitute a discharge of the Company or the Guarantor’s obligation under the indenture and the notes or Guarantee and/or any supplemental indenture, as the case may be, only to the extent of the amount of Euro with such Holder or the trustee, as the case may be, could purchase in the London foreign exchange markets with the amount of the Judgment Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first Business Day following receipt of the payment in the Judgment Currency. If the amount of United States Dollars that could be so purchased is less than the amount of United States Dollars originally due to such Holder or the trustee, as the case may be, the Company and the Guarantors shall indemnify and hold harmless the Holder or the trustee, as the case may be, from and against all loss or damage arising out of, or as a result of, such deficiency. The indemnity shall constitute an obligation separate and independent from the other obligations contained in this indenture or the notes, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder or the trustee from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or under any judgment or order.

Listing

The existing notes are listed on the Official List and admitted to trading on the Global Exchange Market. Application is expected to be made to the Irish Stock Exchange to admit the exchange notes to listing on the Official List and to trading on the Global Exchange Market. There can be no assurance that the application to list the exchange notes on the Official List and to admit the exchange notes to trading on the Global Exchange Market will be approved and settlement of the exchange notes is not conditioned on obtaining this listing.

Governing Law

The indenture and the notes are governed by the laws of the State of New York, without regard to the principles of conflicts of law.

Consent to Jurisdiction and Service of Process

The indenture provides that the Company and each Guarantor will appoint Grifols Shared Services North America, Inc., with the address 2410 Lillyvale Ave., Los Angeles, CA 90032-3514 as its agent for service of process in any suit, action or proceeding with respect to the indenture, the notes and the Guarantees brought in federal or state court located in the City of New York and will submit to such jurisdiction.

Enforceability of Judgments

Since a substantial portion of the assets of the Company and the Guarantors are outside of the United States, any judgment obtained in the United States against the Company or any Guarantor may not be collectable within the United States.

Certain Definitions

Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person:

(1)                                 Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                 Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” shall have the meaning assigned to such term in the Acquisition Agreement.

“Acquisition Agreement” means the Share and Asset Purchase Agreement, dated as of November 10, 2013, by and among the Parent, Novartis Vaccines and Diagnostics, Inc. and the other parties named therein.

“Additional Amounts” has the meaning set forth under “—Additional Amounts.”

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Applicable Premium” means, as determined by the Company, with respect to any note on any redemption date, the greater of:

(1)                                 1.0% of the principal amount of such note; and

(2)                                 the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at April 1, 2017 (such redemption price being set forth in the tables appearing above under the fourth paragraph under the caption “Optional Redemption”), plus (ii) all required interest payments due on such note through April 1, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (b) the principal amount of such note.

“Asset Sale” means the sale, lease (as lessor), conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Parent and the Restricted Subsidiaries taken as a whole or the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under “Repurchase at the Option of Holders—Change of Control” and/or the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of Assets” and not by the provisions of “Repurchase at the Option of Holders—Asset Sales.”

Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1)                                 any single transaction or series of related transactions that involves assets or rights having a fair market value of less than $50 million;

(2)                                 a transfer of assets or rights between or among Parent and the Restricted Subsidiaries or between or among the Restricted Subsidiaries;

(3)                                 the sale, lease, conveyance or other disposition of equipment, inventory (including, but not limited to, raw materials, work-in-progress and finished goods) or other assets or rights in the ordinary course of business, or if excess, obsolete, damaged, worn-out, scrap or surplus or no longer used or useful in the conduct of business as then being conducted;

(4)                                 a Restricted Payment that is permitted by “Certain Covenants—Restricted Payments” or a Permitted Investment;

(5)                                 the sale, lease, conveyance or other disposition of property or assets acquired within the twelve month period prior to such sale, lease, conveyance or disposition in preparation for a sale and leaseback transaction relating to such property or assets;

(6)                                 an issuance of Equity Interests by a Restricted Subsidiary to Parent or another Restricted Subsidiary;

(7)                                 the sale or other disposition of cash or Cash Equivalents;

(8)                                 the license or sub-license of patents, trademarks, copyrights, know how, process technology or other intellectual property to third Persons by Parent or a Restricted Subsidiary, so long as Parent or such Restricted Subsidiary retain the right to use such licensed property;

(9)                                 the granting or assumption of a Lien permitted by “Certain Covenants—Liens,” including a Permitted Lien;

(10)                          any sale or disposition of Securitization Assets to a Securitization Subsidiary in connection with a Qualified Securitization Financing;

(11)                          the sale or disposition of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(12)                          Project Dispositions;

(13)                          the sale or disposition of real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Parent or any Restricted Subsidiary;

(14)                          the unwinding of Hedging Obligations;

(15)                          the disposition of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture parties set forth in joint venture agreements or similar binding agreements; provided that such disposition is at fair market value (as determined in good faith by the Parent’s Board of Directors) and any cash or Cash Equivalents received in such disposition is applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales”; and

(16)                          any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Parent or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition.

“Asset Sale Offer” has the meaning assigned to that term in the indenture governing the notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with IFRS.

“Board of Directors” means:

(1)                                 with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors;

(2)                                 with respect to a partnership, the board of directors of the general partner of the partnership;

(3)                                 with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)                                 with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in London or New York, New York are authorized or required by law to close.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person in accordance with IFRS (or GAAP to the extent required by applicable law) and the amount of such obligations shall be the capitalized amount thereof required to be set forth on a balance sheet of such Person in accordance with IFRS (or GAAP to the extent required by applicable law).

“Capital Stock” means:

(1)                                 in the case of a corporation, any and all shares, including common stock and preferred stock;

(2)                                 in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                 in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                 any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)                                 direct obligations (or certificates representing an interest in such obligations) issued by, or unconditionally guaranteed by, the government of a member state of the European Union, the United States of America, Switzerland or Canada (including, in each case, any agency or instrumentality thereof), as the case may be, the payment of which is backed by the full faith and credit of the relevant member state of the European Union or the United States of America, Switzerland or Canada, as the case may be, and which are not callable or redeemable at the option of the Parent or any of its Restricted Subsidiaries;

(2)                                 overnight bank deposits, time deposit accounts, certificates of deposit, banker’s acceptances and money market deposits with maturities (and similar instruments) of 12 months or less from the date of acquisition issued by a bank or trust company which is organized under, or authorized to operate as a bank or trust company under, the laws of a member state of the European Union or of the United States of America or any state thereof, Switzerland or Canada; provided that such bank or trust company has capital, surplus and undivided profits aggregating in excess of $400.0 million (or the foreign currency equivalent thereof as of the date of such investment) and whose long-term debt is rated “A-1” or higher by Moody’s or A+ or higher by S&P or the equivalent rating category of another internationally recognized rating agency;

(3)                                 repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (1) and (2) above entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4)                                 commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(5)                                 money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (4) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                 any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the property and assets of Parent and the Restricted Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture), other than to the Company or one or more Guarantors;

(2)                                 the adoption of any plan or proposal for the liquidation or dissolution of Parent or the Company (whether or not otherwise in compliance with the provisions of the indenture);

(3)                                 (a) any Person or Group (other than a Permitted Holder Group) shall be or become the owner, directly or indirectly, beneficially or of record, of shares representing more than 35% of the aggregate ordinary voting power represented by Parent’s issued and outstanding Capital Stock or (b) the Permitted Holder Group becomes the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding Capital Stock; or

(4)                                 the Company shall cease to be a Subsidiary of Parent.

“Change of Control Offer” has the meaning set forth under “—Change of Control.”

“Consolidated Cash Flow” means (a) Consolidated Net Income of the Parent and its Subsidiaries, plus, to the extent deducted in determining Consolidated Net Income of the Parent and its Subsidiaries the sum, without duplication, of amounts for (i) all financial results including interest expense, amortization or write-off of debt discount, other deferred financing costs, other fees and charges associated with Indebtedness, (ii) any losses on ordinary course hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (iii) any foreign currency translation, transaction or exchange losses (including currency remeasurements of Indebtedness and any losses resulting from ordinary course hedging obligations or other derivative instruments for currency exchange risk), (iv) any loss of any equity-accounted investee in which the Parent or any of its Subsidiaries has a joint or minority interest, (v) expenses for taxes based on income or gain, (vi) depreciation, (vii) amortization, write-offs, write-downs, and other non-cash charges, losses and expenses, (viii) impairment of intangibles, including, without limitation, goodwill, (ix) non-recurring items (as determined in accordance with IFRS) realized other than in the ordinary course of business, without duplication, resulting in a loss, (x) fees and expenses incurred in connection with the Transactions or, to the extent permitted hereunder, any Investment, Asset Sale, or incurrence of Indebtedness, in each case, whether or not consummated, including such fees and expenses related to any offering of any Permitted Refinancing Indebtedness, (xi) extraordinary, unusual, or non-recurring charges and expenses including transition, restructuring and “carveout” expenses and (xii) legal, accounting, consulting, and other costs and expenses relating to the Parent’s potential or actual issuance of Equity Interests, including without limitation an initial public offering of common stock, minus (b) to the extent included in consolidated income from operations, (i) interest income, (ii) non-recurring gains (as determined in accordance with IFRS) realized other than in the ordinary course of business, (iii) income or gains on ordinary course hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, (iv) foreign currency translation, transaction or exchange gains (including currency remeasurements of Indebtedness and any gains resulting from ordinary course hedging obligations or other derivative instruments for currency exchange risk), (v) any income of any equity- accounted investee in which the Parent or any of its Subsidiaries has a joint or minority interest, except to the extent of the amount of dividends or other distributions actually paid to the Parent or any Subsidiary by such Person during such period, all calculated without duplication for the Parent and its Subsidiaries on a consolidated basis.

For purposes of the maximum Leverage Ratio and the Secured Leverage Ratio, Consolidated Cash Flow shall be calculated pro forma for material acquisitions and disposals, such that Consolidated Cash Flow would be adjusted to (a) include net income before net interest expense, taxes, depreciation and amortization attributable to the acquired entity (or assets) prior to its becoming a Subsidiary of Parent during the relevant period, and (b) exclude net income before net interest expense, taxes, depreciation and amortization attributable to the disposed of entity (or assets) prior to its being disposed of by the Group during the relevant period.

“Consolidated Net Income” means, for any period, the total net income (or loss) attributable to the Parent and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with IFRS (before any adjustment for profit and loss attributable to minority interests and capitalized interest) minus any after tax non-cash gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan.

“Consolidated Net Total Debt” means, as of any date of determination, the aggregate stated balance sheet amount of all funded Indebtedness (including Guarantees) of the Parent and the Restricted Subsidiaries determined on a consolidated basis in accordance with IFRS (exclusive of (i) any Contingent Liability in respect of any letter of credit and (ii) obligations in respect of derivative transactions that have not been terminated) minus the amount of unrestricted cash and Cash Equivalents of the Parent and the Restricted Subsidiaries determined on a consolidated basis in accordance with IFRS.

“Consolidated Senior Secured Debt” means, as of any date of determination, Consolidated Net Total Debt minus unsecured Indebtedness of the Parent and the Restricted Subsidiaries on a consolidated basis.

“Contingent Liability” means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection). The amount of any Person’s obligation under any

Contingent Liability shall (subject to any limitation with respect thereto) be deemed to be the outstanding principal amount of the Indebtedness guaranteed thereby.

“Credit Agreement” means that certain credit and guaranty agreement of Parent and certain of its Subsidiaries with Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto, dated on or about February 27, 2014, including any related notes, Guarantees, instruments and agreements executed in connection therewith, and, in each case, as amended, modified, renewed, refunded, replaced (whether after or upon termination or otherwise), restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and including by means of sales of debt securities) in whole or in part under such agreement or agreements or any successor agreement or agreements from time to time under the same or any other agent, lender or group of lenders and including increasing the amount of available borrowings thereunder; provided that such increase is permitted under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Credit Facilities” means one or more debt facilities or agreements (including, without limitation, the Credit Agreement) or commercial paper facilities or indentures, in each case with banks or other institutional lenders providing for, or acting as initial purchasers of, revolving credit loans, term loans, notes, debentures, securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether after or upon termination or otherwise), restructured, restated or refinanced (including any agreement to extend the maturity thereof and adding additional borrowers or guarantors and including by means of sales of debt securities to institutional investors) in whole or in part from time to time and including increasing the amount of available borrowings thereunder; provided that such increase is permitted under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Parent or any Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to, such Designated Non-Cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Parent or any of its Restricted Subsidiaries to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Parent or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with “Certain Covenants—Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that Parent and the Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options, restricted stock units, performance units or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds or property or assets received by the Parent from

(1)                                 capital contributions to the equity of the Parent (other than through the issuance of Disqualified Stock), and

(2)                                 the sale (other than to a Subsidiary of the Parent or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Parent) of Capital Stock (other than Disqualified Stock) of the Parent, in each case designated as Excluded Contributions pursuant to an officer’s certificate of the Parent.

“Existing Indebtedness” means Indebtedness of Parent and its Restricted Subsidiaries (without duplication) in existence on the Issue Date (other than Indebtedness under the Credit Agreement or in respect of the notes), until such amounts are repaid.

“Existing Interim Loan Facility” means that certain credit and guaranty agreement, dated as of January 3, 2014, by and among the Parent, certain subsidiaries of the Parent, as guarantors, the various lenders party thereto, Nomura Corporate Funding Americas, LLC, as administrative agent, Nomura Securities International, Inc., as sole global coordinator and Nomura Securities International, Inc., Banco Bilbao Vizcaya Argentaria, S.A. and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint bookrunners.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom (including use on the Calculation Date) as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the Fixed Charges of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis will be computed based on the average daily balance of such Indebtedness during the four-quarter reference period and using the interest rate in effect at the end of such period (taking into account any interest rate option, swap, cap or similar agreement applicable to such Indebtedness).

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                 acquisitions that have been made or are, on the Calculation Date, being made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by (including acquisitions on the Calculation Date) the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including any increase in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2)                                 the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with IFRS and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded; and

(3)                                 the Fixed Charges attributable to discontinued operations, as determined in accordance with IFRS and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

provided that whenever pro forma effect is to be given to an acquisition or a disposition, the amount of income or earnings related thereto (including the incurrence of any Indebtedness and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, regardless of whether those expense and cost reductions could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any regulation or policy of the SEC related thereto) shall be reasonably determined in good faith by one of the Company’s responsible senior financial or accounting officers so long as such cost savings are actually expected to be achieved within 12 months of such acquisition or disposition.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates); plus

(2)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                 any interest actually paid on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                 the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable solely in Equity Interests of such Person (other than Disqualified Stock) or to such Person or one of its Restricted Subsidiaries and (ii) dividends on any series of preferred stock of such Person or any of its Restricted Subsidiaries where such dividends are also payable pro rata on common stock of such Person or any of its Restricted Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with IFRS.

“GAAP” means generally accepted accounting principles in the United States or Spain, as applicable, which are in effect from time to time.

“Government Securities” means securities that are:

(1)                                 direct obligations (or certificates representing an interest in such obligations) of the government of a member state of the European Union, the United States of America or Switzerland for the timely payment of which its full faith and credit is pledged; or

(2)                                 obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the government of such member state of the European Union, the United States of America or Switzerland and the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the government of a member state of the European Union, the United States of America or Switzerland, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantor” means each Person that Guarantees the notes in accordance with the terms of the indenture governing the notes.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)                                 interest rate swap agreements (whether from fixed to floating or floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)                                 other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)                                 foreign exchange contracts, currency swap agreements or other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a note is registered.

“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the Issue Date.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $50 million and whose total revenues for the most recent 12-month period do not exceed $50 million; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of Parent or any of its other Restricted Subsidiaries.

“Indebtedness” means, with respect to any specified Person, any indebtedness (excluding accrued expenses or trade payables), of such Person, whether or not contingent:

(1)                                 in respect of borrowed money;

(2)                                 evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)                                 in respect of banker’s acceptances;

(4)                                 representing Capital Lease Obligations;

(5)                                 representing the balance deferred and unpaid of the purchase price of any property due more than six months after such property is acquired, except any such balance that constitutes an accrued expense or trade payable; or

(6)                                 representing the net amount of any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be (without duplication):

(1)                                 the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)                                 the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3)                                 in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a)                                 the fair market value of such assets that are subject to such Lien at the date of determination; and

(b)                                 the amount of the Indebtedness of the other Person secured by such assets.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS (or GAAP to the extent required by applicable law) (it being understood that capital expenditures shall not be deemed to be “Investments”). If Parent or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Parent such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Parent, Parent will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of “Certain Covenants—Restricted Payments.” The acquisition by Parent or any of its Restricted Subsidiaries of a Person that holds an Investment in a third Person will be deemed to be an Investment by Parent or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of “Certain Covenants—Restricted Payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment was made and without giving effect to subsequent changes in value.

“Issue Date” means March 12, 2014.

“Leverage Ratio” means the ratio as of the last day of any fiscal quarter of (a) Consolidated Net Total Debt as of such day to (b) Consolidated Cash Flow of the Parent and the Restricted Subsidiaries on a consolidated basis for the four-fiscal quarter period ending on such date.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by Parent or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs directly attributable to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with IFRS (or GAAP to the extent required by applicable law) (unless such reserve is not used) against any liabilities associated with such Asset Sale and retained by Parent or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations (whether fixed or contingent) associated with such Asset Sale.

“New Interim Loan Facility” means that certain credit and guaranty agreement, dated as of February 27, 2014, by and among the Company, certain subsidiaries of the Parent party thereto, the various lenders party thereto, and Deutsche Bank AG Cayman Islands Branch, as the administrative agent.

“Non-recourse Debt” means Indebtedness:

(1)                                 as to which neither Parent nor any of the Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable as a guarantor or otherwise;

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of Parent or any of the Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and

(3)                                 as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of Parent or any of the Restricted Subsidiaries.

“non-U.S. Guarantor” has the meaning set forth under “—Additional Amounts.”

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Parent” means Grifols, S.A.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 or Section 303 of ERISA.

“Permitted Business” means healthcare products and services (including the lines of business conducted by Parent, Novartis Vaccines and Diagnostics (HK) Limited and the Restricted Subsidiaries on the date of the indenture) and any businesses ancillary, complementary or reasonably related thereto.

“Permitted Holder Group” means any group comprised solely of the Grifols family, holding directly or indirectly (the “Existing Holders”), or (ii) a person or group of related persons for purposes of Section 13(d) of the Exchange Act that includes the Existing Holders where the Existing Holders control (whether through exercise of voting rights, by contract or otherwise) the Parent.

“Permitted Investments” means:

(1)                                 any Investment in Parent or in a Restricted Subsidiary;

(2)                                 any Investment in cash and Cash Equivalents and Investments that were Cash Equivalents when made;

(3)                                 loans and advances to employees, officers, consultants and directors of Parent or a Restricted Subsidiary in the ordinary course of business for bona fide business purposes not in excess of $20 million at any one time outstanding;

(4)                                 any Investment by Parent or a Restricted Subsidiary in a Person, if as a result of such Investment:

(a)                                 such Person becomes a Restricted Subsidiary; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Parent or a Restricted Subsidiary;

(5)                                 any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance under “Repurchase at the Option of Holders—Asset Sales;”

(6)                                 any acquisition of assets or Capital Stock solely in exchange for the issuance of Parent’s Equity Interests (other than Disqualified Stock);

(7)                                 any Investments received (A) in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business of Parent or the Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency or other reorganization of any trade creditor or customer or (B) in resolution of litigation, arbitration or other disputes or (C) as a result of foreclosure, perfection or enforcement of any Lien;

(8)                                 Hedging Obligations;

(9)                                 any Investments in one or more Permitted Joint Ventures or Unrestricted Subsidiaries, in each case so long as the Leverage Ratio, at the time of each such Investment, after giving pro forma effect to such Investment, would not be greater than 3.5 to 1.00; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)                          payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(11)                          repurchases of the notes;

(12)                          notes, chattel paper and accounts receivable owing to Parent or the Restricted Subsidiaries created or acquired in the ordinary course of business (including concessionary trade terms we deem reasonable under the circumstances);

(13)                          Investments in existence or made pursuant to legally binding written commitments in existence on the Issue Date, and any extension, modification, replacement, refunding, refinancing or renewal thereof in whole or in part;

(14)                          Guarantees of Indebtedness issued in accordance with the covenant described under the heading “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” and performance or completion Guarantees in the ordinary course of business;

(15)                          Investments of a Restricted Subsidiary acquired after the Issue Date, or of an entity acquired by, merged into, amalgamated with, or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by the covenant described under the heading “Certain Covenants—Merger, Consolidation or Sale of Assets” after the Issue Date, to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(16)                          Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment, including pre-payments therefor;

(17)                          deposits, prepayments and other credits to suppliers in the ordinary course of business consistent with past practice;

(18)                          Investments representing amounts held for employees of Parent and the Restricted Subsidiaries under deferred compensation plans; provided that the amount of such Investments (excluding income earned thereon) shall not exceed the amount otherwise payable to such employees the payment of which was deferred under such plan and any amounts matched by Parent or the Restricted Subsidiaries under such plan;

(19)                          Investments consisting of the licensing or contribution of intellectual property pursuant to development, marketing or manufacturing agreements or arrangements or similar agreements or arrangements with other Persons in the ordinary course of business;

(20)                          any Investment in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of Parent or a Restricted Subsidiary or an employee stock ownership plan or similar trust) of Capital Stock (other than Disqualified Stock) of Parent; provided that the amount of any net cash proceeds that are utilized for such Investment will be excluded from clause 3(B) of the second part of the first paragraph set forth under “Certain Covenants—Restricted Payments;”

(21)                          Investments consisting of advances or loans to Persons building, developing or overseeing the construction of plasma collection centers expected to supply principally Parent or the Restricted Subsidiaries in the ordinary course of business and consistent with past practice;

(22)                          Investments relating to any Securitization Subsidiary of Parent or any Restricted Subsidiary organized in connection with a Qualified Securitization Financing that, in the good faith determination of the Board of Directors and Parent, are necessary or advisable to effect such Qualified Securitization Financing;

(23)                          Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices; and

(24)                          other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (24) that are at the time outstanding, not to exceed the greater of (i) $250 million and (ii) 2.5% of Total Assets.

“Permitted Joint Venture” means any joint venture that Parent or any Restricted Subsidiary is a party to that is engaged in a Permitted Business.

“Permitted Liens” means:

(1)                                 Liens to secure Obligations in respect of any Indebtedness incurred under clause (1) of the second paragraph of “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(2)                                 Liens securing Indebtedness incurred under the first paragraph of “—Limitation on Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that at the time of incurrence and after giving pro forma effect to the incurrence of such Indebtedness and the application of the proceeds therefrom on such date, the Secured Leverage Ratio would not exceed 4.5 to 1.00;

(3)                                 Liens in favor of Parent or any Restricted Subsidiary;

(4)                                 Liens and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, letters of credit or trade guarantees, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case in the ordinary course of business;

(5)                                 Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” covering only the assets acquired, or financed, with such Indebtedness;

(6)                                 Liens existing on the date of the Indenture and any extensions, renewals or replacements thereof;

(7)                                 Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with IFRS (or GAAP to the extent required by applicable law) has been made therefor and Liens for taxes assessed on real estate assets that are not delinquent;

(8)                                 Liens, pledges or deposits in the ordinary course of business to secure workers’ compensation claims, self-retention or self-insurance obligations, unemployment insurance, performance, bid, release, appeal, surety and similar bonds and related reimbursement obligations and completion guarantees provided or incurred by Parent and the Restricted Subsidiaries in the ordinary course of business, lease obligations or nondelinquent obligations under social security laws and obligations in connection with participation in government insurance, benefits, reimbursement or other programs or other similar requirements, return of money bonds and other similar obligations, including obligations to secure health and safety and environmental obligations (exclusive of obligations for the payment of borrowed money or Indebtedness);

(9)                                 Liens imposed by law, such as carrier’s, supplier’s, workmen’s, warehousemen’s, landlord’s, materialmen’s, repairmen’s and mechanic’s Liens and other similar Liens arising in the ordinary course of business or are being contested in good faith;

(10)                          easements, rights-of-way, restrictions, encroachments, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of our and our Restricted Subsidiaries’ business or assets taken as a whole;

(11)                          Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the indenture, secured by the same property securing the Hedging Obligations;

(12)                          Liens securing Permitted Refinancing Indebtedness, provided that such Liens do not extend to any property or assets other than the property or assets that secure the Indebtedness being refinanced;

(13)                          Liens created for the benefit of or securing the notes and the Guarantees;

(14)                          Liens arising from judgments in circumstances not constituting an Event of Default as described under the heading “Events of Default and Remedies”;

(15)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods in the ordinary course of business;

(16)                          Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(17)                          bankers’ Liens, rights of setoff or similar rights and remedies as to deposit accounts;

(18)                          Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)                          Liens on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings in the ordinary course of business;

(20)                          Liens on accounts receivable and related assets of a Securitization Subsidiary incurred in connection with a Qualified Securitization Financing;

(21)                          Liens on property (including Capital Stock) of a Person existing at the time such Person becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries; provided that such Liens were in existence prior to the contemplation of such Person becoming a Restricted Subsidiary of the Parent or such merger or consolidation, were not incurred in contemplation thereof and do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any of its Restricted Subsidiaries;

(22)                          filing of Uniform Commercial Code financing statements under U.S. state law (or similar filings under applicable jurisdiction) in connection with operating leases in the ordinary course of business;

(23)                          operating leases, licenses, subleases and sublicenses of assets (including real property and intellectual property rights), in each case entered into in the ordinary course of business;

(24)                          Liens (including put and call arrangements) on Capital Stock or other securities of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(25)                          limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Restricted Subsidiaries securing obligations of such joint ventures;

(26)                          Liens incurred by the Parent or any Restricted Subsidiary with respect to obligations that do not exceed the greater of (i) $500 million and (ii) 5.0% of Total Assets at any one time outstanding;

(27)                          Liens on the assets of any Restricted Subsidiary (other than the Company or any Guarantor) to secure Indebtedness of such Restricted Subsidiary;

(28)                          Liens solely on cash earnest money deposits made by Parent or any Restricted Subsidiary in connection with any letter-of-intent or purchase agreement entered into in connection with any Investment permitted under the Indenture;

(29)                          any interest of a lessor or sublessor under any lease of real estate permitted hereunder and covering only the assets so leased and any Liens encumbering such lessor’s or sublessor’s interest or title; and

(30)                          any zoning or similar law or right reserved in any governmental office or agency to control or regulate the use of any real property.

“Permitted Refinancing Indebtedness” means any Indebtedness of Parent or any of the Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, refund or discharge other Indebtedness of Parent or any of the Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                 the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased, refunded or discharged (plus all accrued interest on the Indebtedness and the amount of all fees, expenses and premiums incurred in connection therewith);

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged;

(3)                                 if the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged; and

(4)                                 such Indebtedness is incurred either by Parent, a Guarantor or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased, refunded or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Project Disposition” means any sale, assignment, conveyance, transfer or other disposition of facilities under construction of Parent and its Restricted Subsidiaries as of the Issue Date (including the real estate related thereto) which are intended by Parent upon completion of construction to be repurchased or leased by Parent or one of its Restricted Subsidiaries or any business related, ancillary or complementary thereto; provided, that the consideration received for such assets shall be cash in an amount at least equal to the book value.

“Qualified Equity Offering” means any public or any private offering of Parent’s Capital Stock (excluding Disqualified Stock).

“Qualified Securitization Financing” means any transaction or series of transactions entered into by Parent or any of its Restricted Subsidiaries pursuant to which Parent or such Restricted Subsidiary sells, conveys, contributes, assigns, grants an interest in or otherwise transfers to a Securitization Subsidiary, Securitization Assets (and/or grants a security interest in such Securitization Assets transferred or purported to be transferred to such Securitization Subsidiary), and which Securitization Subsidiary funds the acquisition of such Securitization Assets (a) with cash, (b) through the issuance to Parent’s or such Seller’s Retained Interests or an increase in Parent’s or such Seller’s Retained Interests, and/or (c) with proceeds from the sale, pledge or collection of Securitization Assets.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the notes publicly available, an internationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Replacement Assets” means any properties or assets used or useful in a Permitted Business.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, each direct and indirect Subsidiary of Parent (including, without limitation, the Company) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission.

“Secured Leverage Ratio” means the ratio as of the last day of any fiscal quarter of (a) Consolidated Senior Secured Debt as of such day to (b) Consolidated Cash Flow of the Parent and the Restricted Subsidiaries on a consolidated basis for the four-fiscal quarter period ending on such date.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means any accounts receivable owed to Parent or any of its Subsidiaries (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, all proceeds of such accounts receivable and other assets (including contract rights) which are of the type customarily transferred or in respect of which security interests are customarily granted in connection with securitizations of accounts receivable and which are sold, conveyed, contributed, assigned, pledged or otherwise transferred by such Parent or any of its Subsidiaries to a Securitization Subsidiary.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant with respect to such Securitization Assets, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set, counterclaim or other dilution of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, but in each case, not as a result of such receivable being or becoming uncollectible for credit reasons.

“Securitization Subsidiary” means a Restricted Subsidiary of the Parent that engages in no activities other than in connection with the acquisition and/or financing of Securitization Assets, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Parent (or a duly authorized committee thereof) or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Parent or any of its Subsidiaries, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Parent or any of its Subsidiaries, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset (other than Securitization Assets) of Parent or any of its Subsidiaries, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which none of Parent nor any of its Subsidiaries, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than (i) the applicable receivables purchase agreements and related agreements, in each case, having reasonably customary terms, or (ii) on terms which the Parent reasonably believes to be no less favorable to Parent or the applicable Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Parent or any of its Subsidiaries and (c) to which neither Parent nor any of its Subsidiaries other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Parent (or a duly authorized committee thereof) or such other Person shall be evidenced to the trustee by delivery to the trustee of a certified copy of the resolution of the board of directors of Parent or such other Person giving effect to such designation and a certificate executed by an authorized officer certifying that such designation complied with the foregoing conditions.

“Seller’s Retained Interests” means the debt or equity interests held by Parent or any of its Subsidiaries in a Securitization Subsidiary to which Securitization Assets have been transferred, including any such debt or equity received as consideration for or as a portion of the purchase price for the Securitization Assets transferred, or any other instrument through Parent or such Subsidiary has rights to or receives distributions in respect of any residual or excess interest in the Securitization Assets.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants, Securitization Repurchase Obligations and indemnities entered into by Parent or any of its Subsidiaries that are reasonably customary in accounts receivable securitization transactions.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means all Indebtedness (whether outstanding on the Issue Date or thereafter incurred) that is subordinated or junior in right of payment to the notes pursuant to a written agreement, executed by the Person to whom such Indebtedness is owed, to that effect.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which (x) any Person has the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise and the accounts of which are required to be consolidated with those of such Person in such Person’s consolidated financial statements in accordance with IFRS or (y) more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. Unless otherwise specified herein, all references to any “Subsidiary” shall refer to a Subsidiary of Parent.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

“Taxing Authority” means any government or political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to impose or collect any Tax.

“Taxing Jurisdiction” has the meaning set forth under “—Additional Amounts.”

“Total Assets” means the total consolidated assets of Parent and the Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Parent prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with IFRS.

“Transactions” means (i) the Acquisition, the entry into the Existing Interim Loan Facility and the incurrence of loans thereunder, (ii) the repayment of certain of Parent’s and the Restricted Subsidiaries’ existing Indebtedness in connection with the Acquisition, (iii) the entry into the Credit Agreement and the New Interim Loan Facility and the incurrence of loans thereunder and the repayment of certain of Parent’s and the Restricted Subsidiaries’ existing Indebtedness in connection therewith and (iv) the issuance and sale of the notes and the other transactions in connection therewith described in the offering memorandum under “Use of Proceeds.”

“Treasury Rate” means, as obtained by the Company, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 1, 2017; provided, however, that if the period from the redemption date to April 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary (or any successor to any of them) that is designated by the Company’s Board of Directors as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

(1)                                 has no Indebtedness other than Non-recourse Debt;

(2)                                 except as permitted by the covenant described under the heading “Certain Covenants—Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Parent or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Parent or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Parent and/or the Restricted Subsidiaries;

(3)                                 is a Person with respect to which neither Parent nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)                                 has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Parent or any Restricted Subsidiary; and

(5)                                 has at least one director on its Board of Directors that is not a director or executive officer of Parent or any Restricted Subsidiary and has at least one executive officer that is not a director or executive officer of Parent or any Restricted Subsidiary.

Any designation of a Subsidiary as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted under “Certain Covenants—Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Company will be in default of such covenant. The Company’s Board of Directors may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under “Certain Covenants—Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; (2) no Default or Event of Default would be in existence following such designation; and (3) such Subsidiary executes and delivers to the trustee a supplemental indenture providing for a Guarantee.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                 the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                 the then outstanding principal amount of such Indebtedness.

BOOK-ENTRY SETTLEMENT AND CLEARANCE

The Global Notes

The certificates representing the exchange notes will be issued in fully registered form without interest coupons, or global notes.

Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

We expect that pursuant to procedures established by DTC (i) upon the issuance of the global notes, DTC or its custodian will credit, on its internal system, the principal amount at maturity of the individual beneficial interests represented by such global notes to the respective accounts of persons who have accounts with such depositary and (ii) ownership of beneficial interests in the global notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of persons who have accounts with DTC, or participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the global notes will be limited to participants, or persons who hold interests through participants. Holders may hold their interests in the global notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC, or its nominee, is the registered owner or holder of the notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owner of an interest in the global notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the notes.

Payments of the principal of, or premium (if any) or interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of Grifols, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, interest on the global notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same day funds. If a holder requires physical delivery of a certificated security for any reason, including to sell notes to persons in states that require physical delivery of the notes, or to pledge such securities, such holder must transfer its interest in a global note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

The exchange notes represented by the global notes are expected to be admitted to the Official List and to be admitted to trading on the Global Exchange Market and to trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such exchange notes will therefore be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any certificated securities will also be settled in immediately available funds.

DTC has advised us that it will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the global notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC will exchange the global notes for certificated securities, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a ‘‘clearing corporation’’ within the meaning of the Uniform Commercial Code and a ‘‘Clearing Agency’’ registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global notes among participants of DTC, it is under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Securities

Certificated securities shall be issued in exchange for beneficial interests in the global notes (i) if an event of default under the indenture has occurred and is continuing, and such certificated securities are requested by DTC or (ii) if DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by Grifols within 90 days.

CERTAIN MATERIAL TAX CONSIDERATIONS

Certain Material United States Federal Income Tax Considerations

In General

The following general discussion summarizes certain material U.S. federal income tax consequences applicable to beneficial owners of the existing notes who:

1. acquired such existing notes in the original offering and at the original offering price for cash,

2. exchange such existing notes in this exchange offer for exchange notes, and

3. hold the existing notes and will hold the exchange notes as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary does not include all of the rules which may affect the U.S. tax treatment of your investment in the exchange notes, and does not consider special rules applicable to certain taxpayers, including:

•                  a dealer in securities;

•                  a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•                  a tax-exempt organization;

•                  a life insurance company;

•                  a U.S. expatriate;

•                  a person who or that holds notes as part of a hedging, integrated, conversion or constructive sale transaction or as part of a straddle;

•                  a person liable for alternative minimum tax under the Code;

•                  an investor who holds through partnerships or other pass-through entities; or

•                  a U.S. Holder (as defined below) whose “functional currency” for tax purposes is not the U.S. Dollar.

This discussion is based upon the Code, its legislative history, existing and proposed Treasury Regulations, published rulings and court decisions, in each case as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis. We cannot assure holders that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax considerations described below. We have not obtained, and do not intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax considerations resulting from acquiring, exchanging, holding or disposing of the existing notes or the exchange notes.

You are a “U.S. Holder” if you are a beneficial owner of an existing note and you are:

1. an individual who is a citizen or resident of the United States for U.S. federal income tax purposes;

2. a corporation, or an entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

3. an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

4. a trust of a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You are a “non-U.S. Holder” if you are a beneficial owner of an existing note that is not a U.S. Holder. In addition, if a partnership (including any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the existing notes, the tax treatment of a partner in such a partnership will generally depend on the status of the partner and on the activities of the partnership. If you are a partnership (or a partner in a partnership) which holds existing notes, you should consult your own tax advisors as to the consequences of the exchange.

You should consult your own tax advisor regarding the United States federal, state and local and the Irish and other tax consequences resulting from acquiring, exchanging, holding or disposing of the existing notes or the exchange notes. In particular, you should confirm your status as an eligible U.S. Holder with your advisor and should discussany possible consequences of failing to qualify as an eligible U.S. Holder.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSIDERATIONS TO YOU OF PARTICIPATING IN THIS EXCHANGE OFFER AND HOLDING AND DISPOSING OF THE EXCHANGE NOTES, INCLUDING THE EFFECT AND APPLICABILITY OF STATE, LOCAL OR FOREIGN TAX LAWS (INCLUDING THE LAWS OF IRELAND) OR ANY TAX TREATY.

Exchange of Existing Notes for Exchange Notes

The exchange of an existing note for an exchange note pursuant to this exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, holders of existing notes that particpate in this exchange offer will not recognize income, gain or loss for U.S. federal income tax purposes upon the receipt of an exchange note, and holders of existing notes will be required to continue to include interest on the exchange note in gross income in the manner and to the extent described herein. A holder’s holding period for an exchange note will include such holder’s holding period for the existing note exchanged therefor. A holder’s basis in the exchange note immediately after the exchange will be the same as its basis in the existing note exchanged in this exchange offer immediately before the exchange.

The Exchange Notes

U.S. Holders

This section applies only to U.S. Holders. Non-U.S. Holders should consult the discussion below under the heading “Non-U.S. Holders.”

Payment of Stated Interest

Payment of stated interest on the exchange notes generally will be includable in the gross income of a U.S. Holder as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, Redemption or Other Taxable Disposition of the Exchange Notes

Upon the sale, exchange, redemption or other taxable disposition of an exchange note, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between: (i) the amount realized on the sale, exchange, redemption or other taxable disposition (other than amounts attributable to accrued but unpaid stated interest which, if not previously included in income, will be treated as interest paid on the exchange notes) and (ii) a U.S. Holder’s adjusted U.S. federal income tax basis in the exchange note. A U.S. Holder’s adjusted U.S. federal income tax basis in an exchange note generally will equal the amount the U.S. Holder paid for the existing note exchanged for such exchange note, decreased by the amount of any payments other than qualified stated interest previously received by the U.S. Holder on such note (either prior to or after such note was exchanged in the exchange offer).

Any gain or loss recognized will be capital gain or loss and will be long-term capital gain or loss if, on the date of the sale, the U.S. Holder has a holding period in the exchange note (including the U.S. Holder’s holding period for the existing note exchanged therefor) of more than one year. Non-corporate taxpayers are generally subject to tax on net long-term capital gains at a preferential rate. The deductibility of capital losses is subject to limitations.

Medicare Contribution Tax on Unearned Income

A U.S. Holder that is an individual is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s “net investment income” for the relevant taxable year and (2) the excess of such U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the individual’s circumstances). A U.S. Holder that is an estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) such U.S. Holder’s undistributed “net investment income” for the relevant taxable year and (2) the excess of such U.S. Holder’s adjusted gross income for the taxable year over the amount at which the highest tax bracket begins for that taxable year (currently $7,500). A U.S. Holder’s net investment income will generally include, among other items, the amount of gross dividend income and the amount of any net gains from such U.S. Holder’s disposition of your exchange notes, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders that are individuals, estates or trusts should consult their own tax advisors regarding the applicability of this tax to income and gains in respect of their investment in the exchange notes.

Non-U.S. Holders

The following general discussion is limited to the U.S. federal income tax consequences relevant to a non-U.S. Holder, as defined above. If you are not a non-U.S. Holder, this section does not apply to you.

U.S. Federal Tax Withholding

The 30% U.S. federal tax withholding will not apply to any payment of interest on the exchange notes provided that the non-U.S. Holder:

•        does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the Treasury Regulations;

•        is not a controlled foreign corporation that is related, directly or indirectly, to us through stock ownership;

•        is not a bank whose receipt of interest on the exchange notes is pursuant to a loan agreement entered into in the ordinary course of business; and

•        has fulfilled the certification requirements set forth below.

The certification requirements referred to above will be fulfilled if the non-U.S. Holder certifies on a properly complete and duly executed IRS Form W-8BEN, or such successor form as the IRS may designate, under penalties of perjury, that it is not a U.S. person for U.S. federal income tax purposes and provides its name and address, and (i) the non-U.S. Holder files such form or successor form with the withholding agent or (ii) in the case of an exchange note held on the non-U.S. Holder’s behalf by a securities clearing organization, bank or other financial institution holding customers’ securities in the ordinary course of its trade or business, the foreign financial institution fulfills the certification requirement by filing IRS Form W-8IMY (or successor form) if it has entered into an agreement with the IRS to be treated as a qualified intermediary. With respect to exchange notes held by anon-U.S. partnership and certain other non-U.S. entities, unless the non-U.S. partnership or entity has entered into a withholding agreement with the IRS, the non-U.S. partnership or entity generally will be required to provide on

IRS Form W-8IMY (or successor form) and to associate with such form an appropriate certification or other appropriate documentation from each partner, other member or beneficial owner of the exchange note. A non-U.S. Holder should consult its own tax advisor regarding possible additional reporting requirements.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to it will be subject to the 30% U.S. federal tax withholding described above, unless the non-U.S. Holder provides us with a properly executed (i) IRS Form W-8BEN (or successor form) claiming an exemption from (or a reduction of) withholding under the benefit of a tax treaty and stating its taxpayer identification number or (ii) IRS Form W-8ECI (or successor form) stating that payments on the exchange notes are not subject to withholding of tax because such payments are effectively connected with its conduct of a trade or business in the United States, as discussed below.

U.S. Federal Income Tax

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the exchange notes is treated as effectively connected with the conduct of that trade or business, such non-U.S. Holder will be subject to U.S. federal income tax on the interest on a net income basis in the same manner as if it were a U.S. Holder, unless an applicable tax treaty provides otherwise. In such a case, such a non-U.S. Holder will not be subject to the 30% U.S. federal tax withholding if it provides to the withholding agent a properly executed IRS Form W-8ECI or other applicable form. In addition, a non-U.S. Holder that is a corporation for U.S. federal income tax purposes may be subject to a branch profits tax with respect to such non-U.S. Holder’s effectively connected earnings and profits at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Sale, Exchange, Redemption or Other Taxable Disposition of the Exchange Notes

Any gain realized on the sale, exchange, redemption or other taxable disposition of exchange notes generally will not be subject to U.S. federal income tax unless:

•        that gain is effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder, (and, if a tax treaty applies, such gain is attributable to a permanent establishment in the United States); or

•        the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

A non-U.S Holder described in the first bullet point above will be required to pay U.S. federal income tax on the net income derived from the sale in the same manner as a U.S. Holder, except as otherwise required by an applicable tax treaty, and if such holder is a foreign corporation, it may also be required to pay a branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain, or a lower rate provided by an applicable income tax treaty.

A non-U.S. Holder described in the second bullet point above will be subject to a 30% U.S. federal income tax on the gain derived from the sale, which may be offset by certain U.S. source capital losses. To the extent that the amount realized on any sale, exchange, redemption or other taxable disposition of the exchange notes is attributable to accrued but unpaid interest not previously included in income, such amount would be treated as interest and subject to tax as described above.

Information Reporting and Backup Withholding

U.S. Holders

Under the Code, a U.S. Holder may be subject, under certain circumstances, to information reporting and/or backup withholding at the prevailing statutory rate provided in the Code with respect to certain payments made on or with respect to the exchange notes. This withholding applies only if a U.S. Holder (i) fails to furnish the U.S. Holder’s taxpayer identification number (“TIN”), which for an individual is a social security number, within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that the U.S. Holder failed to report interest or dividends properly, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct and that the U.S. Holder has not been notified by the IRS that the U.S. Holder is subject to backup withholding. To prevent backup withholding, the U.S. Holder or other payee is required to properly complete IRS Form W-9. These requirements generally do not apply with respect to certain holders, including tax exempt organizations and certain financial institutions.

Backup withholding is not an additional federal income tax. Any amount withheld from a payment under the backup withholding rules is allowable as a credit against a U.S. Holder’s U.S. federal income tax liability (and may entitle such U.S. Holder to a refund), provided that the required information is timely furnished to the IRS. A U.S. Holder should consult the U.S. Holder’s own tax advisor as to the U.S. Holder’s qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

If a non-U.S. Holder provides the applicable IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8IMY or other applicable form, together with all appropriate attachments and signed under penalties of perjury, identifying the non-U.S. Holder and stating that the non-U.S. Holder is not a U.S. person, thenon-U.S. Holder will not be subject to IRS reporting requirements or U.S. backup withholding with respect to interest payments.

Under current Treasury Regulations, payments on the sale, exchange, redemption or other taxable disposition of an exchange note made to or through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless the holder either certifies its status as a non-U.S. Holder under penalties of perjury on the applicable IRS Form W-8BEN, IRS Form W-BEN-E, IRS Form W-8IMY or other applicable form (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of an exchange note by a non-U.S. Holder to or through anon-U.S. office of a non-U.S. broker will not be subject to backup withholding or information reporting unless the non-U.S. broker is a “U.S. Related Person” (as defined below). The payment of proceeds on the disposition of an exchange note by a non-U.S. Holder to or through a non-U.S. office of a U.S. broker or a U.S. Related Person generally will not be subject to backup withholding but will be subject to information reporting unless the holder certifies its status as a non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the non-U.S. Holder’sforeign status and has no actual knowledge or reason to know that such holder is a U.S. person.

For this purpose, a “U.S. Related Person” is: (i) a “controlled foreign corporation” for U.S. federal income tax purposes, (ii) a foreign person 50% or more of whose gross income from all sources for a specified three-year period is derived from activities that are effectively connected with the conduct of a U.S. trade or business or (iii) a foreign partnership with certain connections to the United States.

Backup withholding is not an additional tax and may be refunded (or credited against the holder’s U.S. federal income tax liability, if any), provided that certain required information is timely furnished to the IRS. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest (including any OID) and withholding also may be made available to the tax authorities in the country in which a non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

Certain Material Irish Tax Considerations

The following is a summary of certain Irish tax consequences of the acquisition, ownership and disposition of the exchange notes. The summary does not purport to be a comprehensive description of all of the Irish tax considerations that may be relevant to a decision to acquire, own or dispose of the exchange notes. The summary relates only to the position of persons who are the absolute beneficial owners of the exchange notes and may not apply to certain other classes of persons, such as dealers in securities.

The summary is based upon Irish tax laws and the practice of the Irish Revenue Commissioners as in effect on the date of this prospectus, which are subject to prospective or retroactive change. The summary does not constitute tax or legal advice.  The comments below are of a general nature only and do not discuss all aspects of

Irish taxation that may be relevant to any particular holder of the exchange notes (including, but not limited to, social insurance and levies).

Prospective investors in the exchange notes should consult their own advisors as to the Irish or other tax consequences of the purchase, beneficial ownership and disposition of the exchange notes, including, in particular, the effect of any applicable state or local tax laws or non-Irish laws, including the laws of the United States.

Exchange of Existing Notes for Exchange Notes

The exchange of an existing note for an exchange note pursuant to this exchange offer will not be subject to Irish taxes on capital gains provided that such a holder of an existing note is neither resident nor ordinarily resident in Ireland and such a holder of exchange notes does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the exchange notes are attributable.

The Exchange Notes

Income Tax

In general, persons who are resident in Ireland are liable to Irish taxation on their world-wide income whereas persons who are not resident in Ireland are only liable to Irish taxation on their Irish source income.  All persons are under a statutory obligation to account for Irish taxation on a self-assessment basis and there is no requirement for the Irish Revenue Commissioners to issue or raise an assessment.

An exchange note issued by the Company may be regarded as property situate in Ireland (and hence interest on a note may be regarded as Irish source income) on the grounds that a debt is deemed to be situate where the debtor resides.  However, on the basis that the exchange notes will be admitted to the Official List of the Irish Stock Exchange and trading on its Global Exchange Market, the interest earned on such notes is exempt from income tax if paid to a person who is not resident in Ireland and who for the purposes of section 198 of the Taxes Consolidation Act 1997 of Ireland (“TCA”) is regarded as being a resident of a Relevant Territory (defined below), or if paid to certain other persons.  A Relevant Territory for this purpose is a Member State of the European Communities (other than Ireland) or, not being such a Member State, a territory with which Ireland has entered into a double tax treaty containing an article dealing with interest or income from debt claims that has the force of law or, on completion of the necessary procedures, will have the force of law.  A list of the countries with which Ireland has entered into a double tax treaty is available on www.revenue.ie.

Relief from Irish income tax may also be available under other exemptions contained in Irish tax legislation or under the specific provisions of a double tax treaty between Ireland and the country of residence of the holder of the exchange notes.

If the above exemptions do not apply it is understood that there is a long standing unpublished practice whereby no action will be taken by the Irish Revenue Commissioners to pursue any liability to Irish income tax on such interest in respect of persons who are regarded as not being resident in Ireland except where such persons:

(a)                                 are chargeable in the name of a person (including a trustee) or in the name of an agent or branch in Ireland having the management or control of the interest; or

(b)                                 seek to claim relief and/or repayment of tax deducted at source in respect of taxed income from Irish sources; or

(c)                                  are chargeable to Irish corporation tax on the income of an Irish branch or agency or to income tax on the profits of a trade carried on in Ireland to which the interest is attributable.

There can be no assurance that this practice will continue to apply.

Interest Withholding Tax

In general, withholding tax (currently at the rate of 20%) must be deducted from interest payments made by an Irish company such as the Company.  However, section 64 TCA provides for the payment of interest on a “quoted Eurobond” without deduction of tax in certain circumstances.

A quoted Eurobond is defined in section 64 TCA as a security which:

(a)                                 is issued by a company;

(b)                                 is quoted on a recognized stock exchange (this term is not defined but is understood to mean an exchange which is recognized in the country in which it is established, such as the Irish Stock Exchange); and

(c)                                  carries a right to interest.

There is no obligation to withhold tax on quoted Eurobonds where:

(a)                                 the person by or through whom the payment is made is not in Ireland, or

(b)                                 the payment is made by or through a person in Ireland, and either

(i)                           the quoted Eurobond is held in a recognized clearing system (DTC, Euroclear, Clearstream Banking SA and Clearstream Banking AG have, among others, been designated as recognized clearing systems); or

(ii)                        the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made an appropriate written declaration to this effect.

It is anticipated that if and for so long as the exchange notes are admitted to the Official List of the Irish Stock Exchange and trading on its Global Exchange Market, then they will qualify as quoted Eurobonds. It is also anticipated that the exchange notes will be held in DTC, which is a recognized clearing system.  Accordingly, for so long as this is the case, the exemption from withholding tax on quoted Eurobonds described above should apply to payments of interest on the exchange notes.

Encashment Tax

In certain circumstances, Irish encashment tax may be required to be withheld at the standard rate (currently 20%) from interest on any note, where such interest is collected by a person in Ireland on behalf of any holder of exchange notes.  If a holder of notes appoints an Irish collecting agent, then an exemption from Irish encashment tax will be available where the beneficial owner of the interest is not resident in Ireland and has made a declaration to this effect in the prescribed form to the collecting agent.

Capital Gains Tax

A holder of exchange notes will not be subject to Irish taxes on capital gains provided that such a holder of exchange notes is neither resident nor ordinarily resident in Ireland and such a holder of exchange notes does not have an enterprise, or an interest in an enterprise, which carries on business in Ireland through a branch or agency or a permanent representative to which or to whom the exchange notes are attributable.

Capital Acquisitions Tax

If the exchange notes are comprised in a gift or inheritance taken from an Irish domiciled, resident or ordinarily resident disponer or if the donee/successor is resident or ordinarily resident in Ireland, or if any of the exchange notes are regarded as property situate in Ireland, the donee/successor may be liable to Irish capital acquisitions tax. As a result, a donee/successor may be liable to Irish capital acquisitions tax (currently 33%), even though neither the disponer nor the donee/successor may be domiciled, resident or ordinarily resident in Ireland at the relevant time.

Stamp Duty

No Irish stamp duty will be payable on the issue of the exchange notes.  No Irish stamp duty will be imposed on the transfer or redemption of the exchange notes, provided that the exchange notes constitute either loan capital or a foreign loan security.

The exchange notes will constitute loan capital where they meet all of the following conditions:

(a)                                 the exchange notes do not carry a right of conversion into stocks or marketable securities (other than loan capital) having a register in Ireland or into loan capital having such a right;

(b)                                 the exchange notes do not carry rights of the same kind as shares in the capital of a company including rights such as voting rights, a share in the profits or a share in the surplus upon liquidation;

(c)                                  the exchange notes are issued for a price which is not less than 90% of their nominal value; and

(d)                                 the exchange notes do not carry a right to a sum in respect of repayment or interest which is related to certain movements in an index or indices specified in any instrument or other document relating to such loan capital.

The exchange notes will constitute a foreign loan security where they meet all of the following conditions:

(a)           the exchange notes are issued outside Ireland;

(b)           the exchange notes are denominated in a currency other than euro; and

(c)                                  the exchange notes are neither offered for subscription in Ireland nor offered for subscription with a view to an offer for sale in Ireland.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.  This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for existing notes where such notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer, at such broker-dealer’s request, for use in connection with any such resale.  In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus during the time periods prescribed by applicable securities laws.

We will not receive any proceeds from the issuance of exchange notes in the exchange offer or from any sale of exchange notes by broker-dealers.  Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices.  Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes.  Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.  The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holder of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

VALIDITY OF SECURITIES

The validity of the exchange notes and the guarantees offered hereby, except for the authorization of the notes issued by Grifols Worldwide Operations Limited and the authorization of the guarantees issued by Grifols Shared Services North America, Inc., Grifols, S.A. and Instituto Grifols, S.A., will be passed upon for us by Proskauer Rose LLP, New York, New York.  The authorization of the notes issued by Grifols Worldwide Operations Limited will be passed upon for us by Matheson. The authorization of the guarantee issued by Grifols Shared Services North America, Inc. will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia. The authorization of the guarantees issued by Grifols, S.A. and Instituto Grifols, S.A. will be passed upon for us by Osborne Clarke Spain.

EXPERTS

The consolidated financial statements of Grifols, S.A. and subsidiaries as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the report of KPMG Auditores, S.L., an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Grifols Worldwide Operations Limited

The articles of association of Grifols Worldwide Operations Limited provide that, subject to applicable law, the Company may in its discretion indemnify its directors and officers against all liabilities, loss, damage or expense incurred or suffered by such person as a director or officer, such indemnified persons to be indemnified out of the funds of the Company but only against liabilities incurred or suffered in defending any proceedings, whether civil or criminal, in which judgment is given in a director’s or officer’s favor, he is acquitted, or in connection with application in which relief from liability is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

With regard to the Company’s indemnification of its officers, Irish company law prescribes that an Irish company may only indemnify an officer for liability attaching to that officer which does not involve negligence, default, breach of duty or breach of trust and any liability incurred by an officer in respect of proceedings in which judgment is given in his favor or in which he is acquitted or where the court has granted relief, wholly or partially, on the basis that he has acted honestly and reasonably and, having regard to the circumstances of the case, ought fairly be excused. These restrictions do not apply to executives who are not directors or the secretary of an Irish company. Any provision that seeks to indemnify a director or secretary of an Irish company over and above this, whether contained in its articles of association or in any contract between the director or secretary and the Irish company, is void under Irish company law.  There is no restriction under Irish law on a third party (including a parent company) indemnifying an officer of an Irish company in respect of any liabilities arising or expenses incurred by that person as a director or officer.

Irish companies may take out directors’ and officers’ liability insurance, as well as other types of insurance, for their directors and officers. The officers of the Company benefit from the director’s and officer’s insurance policy purchased and maintained by its parent company, Grifols S.A., as referenced below.

Registrants Organized Under the Laws of Spain

Under Spanish law Grifols, S.A.’s current and former directors will be liable to Grifols S.A. and its shareholders and the creditors for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent in the discharge of their office. No provision of Grifols, S.A.’s bylaws provides for the indemnification of the directors with respect to such liabilities.

Grifols, S.A. maintains an insurance policy that protects its officers, managers and directors as well as all of the officers, managers and directors of its subsidiaries from certain liabilities in connection with civil, criminal or administrative claims that arise as a result of actions taken in their official capacity. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted for directors, officers or persons controlling Grifols, S.A. pursuant to the foregoing provisions, the registrants have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Grifols Shared Services North America, Inc.

The Virginia Stock Corporation Act (the “VSCA”) permits Grifols Shared Services North America, Inc. to indemnify its officers and directors in connection with certain actions, suits and proceedings brought against them if they conducted themselves in good faith and believed their conduct to be in the best interests of Grifols Shared Services North America, Inc. and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Unless limited in Grifols Shared Services North America, Inc.’s amended and restated articles of incorporation, the VSCA requires such indemnification when a director entirely prevails in the defense of any proceeding to which he or she was a party because he or she is or was a director of Grifols Shared Services

North America, Inc., and further provides that Grifols Shared Services North America, Inc. may make any further indemnity (including indemnity with respect to a proceeding by or in the right of Grifols Shared Services North America, Inc.), and may make additional provision for advances and reimbursement of expenses, if authorized by its amended and restated articles of incorporation, shareholder-adopted bylaws or a resolution adopted by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law.

The VSCA establishes a statutory limit on liability of officers and directors of Grifols Shared Services North America, Inc. for damages assessed against them in a suit brought by or in the right of Grifols Shared Services North America, Inc. or brought by or on behalf of shareholders of Grifols Shared Services North America, Inc. and authorizes Grifols Shared Services North America, Inc., with shareholder approval, to specify a lower monetary limit on liability in its amended and restated articles of incorporation or bylaws; however, the liability of an officer or director shall not be limited if such officer or director engaged in willful misconduct or a knowing violation of the criminal law or of any federal or state securities law.

Grifols Shared Services North America, Inc.’s amended and restated articles of incorporation provide that Grifols Shared Services North America, Inc. will indemnify and advance expenses to its officers and directors to the fullest extent permitted by law and provide that its bylaws may allow for indemnification and advancement of expenses. Grifols Shared Services North America, Inc.’s amended and restated articles of incorporation further provide for the limitation or elimination of the liability of an officer or director of Grifols Shared Services North America, Inc. for monetary damages to Grifols Shared Services North America, Inc. or its shareholders to the fullest extent permitted by the VSCA.

Grifols Shared Services North America, Inc.’s amended and restated bylaws provide that, to the fullest extent permitted by the VSCA, as it exists on the date hereof or as hereafter amended, Grifols Shared Services North America, Inc. will indemnify any person who was or is a party to any proceeding, including a proceeding brought by or in the right of Grifols Shared Services North America, Inc. or brought by or on behalf of the shareholders of Grifols Shared Services North America, Inc., by reason of the fact that such person is or was an officer or director of Grifols Shared Services North America, Inc. Grifols Shared Services North America, Inc.’s amended and restated bylaws also provide that for a period of six years from the effective time of the merger on June 1, 2011, Grifols Shared Services North America, Inc. shall honor the exculpation, indemnification and advancement of expenses provisions in the bylaws of Talecris Biotherapeutics Holdings Corp. as in effect immediately prior to such time.

Registrants Incorporated Under the Delaware General Corporation Law

Biomat USA, Inc., Grifols Biologicals Inc., Grifols Diagnostic Solutions Inc., Grifols Therapeutics, Inc. and Grifols Worldwide Operations USA, Inc. are incorporated under the laws of the State of Delaware.

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

The certificate of incorporation of each of the above-referenced Delaware corporation registrants provides for indemnification of officers and directors to the fullest extent permitted by Delaware law.

The bylaws of each of the above-referenced Delaware corporation registrants provide that, to the full extent permitted by the laws of the State of Delaware, the corporation shall indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, except that the bylaws of Grifols Biologicals Inc. do not provide for indemnification of directors and officers.

Item 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit Number	Description
3.1.1	Articles of Association (Estatutos) of Grifols, S.A. (incorporated herein by reference to Exhibit 1.1 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 5, 2013)

3.1.2

Articles of Association (Estatutos) of Grifols, S.A. (English translation) (incorporated herein by reference to Exhibit 1.2 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 5, 2013)

3.2.1*	Certificate of Incorporation of Grifols Worldwide Operations Limited

3.2.2*	Certificate of Incorporation on Change of Name of Grifols Worldwide Operations Limited

3.2.3*	Memorandum and Articles of Association of Grifols Worldwide Operations Limited

3.3.1

Amended and Restated Certificate of Incorporation of Biomat USA, Inc. (incorporated herein by reference to Exhibit 3.4.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.3.2	By-laws of Biomat USA, Inc. (incorporated herein by reference to Exhibit 3.4.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.4.1	Certificate of Incorporation of Grifols Biologicals Inc. (incorporated herein by reference to Exhibit 3.3.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.4.2

Certificate of Correction to the Certificate of Incorporation of Grifols Biologicals Inc. (incorporated herein by reference to Exhibit 3.3.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.4.3	By-laws of Grifols Biologicals Inc. (incorporated herein by reference to Exhibit 3.3.3 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.5.1*	Certificate of Incorporation of Grifols Diagnostic Solutions Inc.

3.5.2*	Certificate of Amendment to Certificate of Incorporation of Grifols Diagnostic Solutions Inc.

3.5.3*	Certificate of Amendment to Certificate of Incorporation of Grifols Diagnostic Solutions Inc.

3.5.4*	By-laws of Grifols Diagnostic Solutions Inc.

Exhibit Number	Description
3.6.1

Amended and Restated Articles of Association of Grifols Shared Services North America, Inc. (incorporated herein by reference to Exhibit 3.2.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.6.2*	Articles of Amendment to Amended and Restated Articles of Association of Grifols Shared Services North America, Inc.

3.6.3

Amended and Restated By-laws of Grifols Shared Services North America, Inc. (incorporated herein by reference to Exhibit 3.2.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.1	Certificate of Incorporation of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.2

Certificate of Amendment to Certificate of Incorporation of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.3

Certificate of Amendment to Certificate of Incorporation of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.3 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.4	By-laws of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.4 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.8.1*	Certificate of Incorporation of Grifols Worldwide Operations USA, Inc.

3.8.2*	By-laws of Grifols Worldwide Operations USA, Inc.

3.9.1

Articles of Association (Estatutos) of Instituto Grifols, S.A. (incorporated herein by reference to Exhibit 3.7.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.9.2

Articles of Association (Estatutos) of Instituto Grifols, S.A. (English translation) (incorporated herein by reference to Exhibit 3.7.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

4.1

Senior Notes Indenture, dated as of March 12, 2014, relating to the 5.25% Senior Notes due 2022, among Grifols Worldwide Operations Limited, the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 2.4 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 4, 2014)

4.2	Form of 5.25% Senior Note (included as Exhibit A to Exhibit 4.1)

4.3

Registration Rights Agreement, dated March 12, 2014, by and among Grifols Worldwide Operations Limited and Nomura Securities International, Inc., as representative of the several initial purchasers (incorporated herein by reference to Exhibit 2.6 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 4, 2014)

5.1*	Opinion of Proskauer Rose LLP, New York, NY, United States

5.2*	Opinion of Matheson, Dublin, Ireland

5.3*	Opinion of Hunton & Williams LLP, Richmond, VA, United States

5.4*	Opinion of Osborne Clarke, S.L.P., Barcelona, Spain

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1

List of subsidiaries (incorporated herein by reference to Notes 1 and 2(b) to our audited consolidated financial statements starting on page F-1 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 1, 2015)

23.1*	Consent of Proskauer Rose LLP, New York, NY, United States (included in Exhibit 5.1)

23.2*	Consent of Matheson, Dublin, Ireland (included in Exhibit 5.2)

23.3*	Consent of Hunton & Williams LLP, Richmond, VA, United States (included in Exhibit 5.3)

23.4*	Consent of Osborne Clarke, S.L.P., Barcelona, Spain (included in Exhibit 5.4)

23.5*	Consent of KPMG Auditores, S.L., Independent Registered Public Accounting Firm

Exhibit Number	Description
24.1*	Power of attorney (included on the signature pages hereto)

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Registered Holders and Depository Trust Company Participants

99.4*	Form of Letter to Clients

* Filed herewith.

Item 22. UNDERTAKINGS

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of an annual report of the registrants pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person against any registrant in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on April 1, 2015.

GRIFOLS, S.A.

By:	/s/ Víctor Grifols Roura
Name:	Victor Grifols Roura
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Victor Grifols Roura, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Víctor Grifols Roura	Chairman and Chief Executive Officer (Principal Executive Officer)
Victor Grifols Roura

/s/ Alfredo Arroyo Guerra	Corporate Vice President and Chief Financial Officer (Principal Financial Officer)
Alfredo Arroyo Guerra

/s/ Montserrat Lloveras Calvo	Corporate Vice President and Director of Corporate
Montserrat Lloveras Calvo	Accounting and Reporting (Principal Accounting Officer)

/s/ Juan Ignacio Twose Roura	Director
Juan Ignacio Twose Roura

/s/ Ramón Riera Roca	Director and Executive Vice President of Global Commercial Division
Ramón Riera Roca

Name	Title

/s/ Tomás Dagá Gelabert	Director
Tomás Dagá Gelabert

/s/ José Antonio Grifols Gras	Director
Thorthol Holdings B.V. (represented by José Antonio Grifols Gras)

/s/ Thomas H. Glanzmann	Director
Thomas H. Glanzmann

/s/ Edgar Dalzell Jannotta	Director
Edgar Dalzell Jannotta

/s/ Anna Veiga Lluch	Director
Anna Veiga Lluch

/s/ William Brett Ingersoll	Director
William Brett Ingersoll

/s/ Luis Isasi Fernández de Bobadilla	Director
Luis Isasi Fernández de Bobadilla

/s/ Steven Francis Mayer	Director
Steven Francis Mayer

/s/ Belén Villalonga Morenés	Director
Belén Villalonga Morenés

/s/ Marla E. Salmon	Director
Marla E. Salmon

/s/ David I. Bell	Authorized Representative in the United States
David I. Bell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols Worldwide Operations Limited certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Ireland, on April 1, 2015.

GRIFOLS WORLDWIDE OPERATIONS LIMITED

By:	/s/ Alfredo Arroyo Guerra
Name:	Alfredo Arroyo Guerra
Title:	Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Alfredo Arroyo Guerra, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Andrew O’Connell	Director
Andrew O’Connell	(Principal Executive Officer)

/s/ Alfredo Arroyo Guerra	Director
Alfredo Arroyo Guerra	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tomás Dagá Gelabert	Director
Tomás Dagá Gelabert

/s/ Ramón Riera Roca	Director
Ramón Riera Roca

/s/ Francisco Javier Jorba Ribes	Director
Francisco Javier Jorba Ribes

Name	Title

/s/ Vicente Blanquer Torre	Director
Vicente Blanquer Torre

/s/ David I. Bell	Authorized Representative in the United States
David I. Bell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Biomat USA, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Delaware, on April 1, 2015.

BIOMAT USA, INC.

By:	/s/ David I. Bell
Name:	David I. Bell
Title:	Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints David I. Bell, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Shinji Wada	Chief Executive Officer, Director
Shinji Wada	(Principal Executive Officer)

/s/ Max de Brouwer	Treasurer
Max de Brouwer	(Principal Financial Officer and Principal Accounting Officer)

/s/ David I. Bell	Chairman, General Counsel
David I. Bell

/s/ Tomás Dagá Gelabert	Director
Tomás Dagá Gelabert

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols Biologicals Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Delaware, on April 1, 2015.

GRIFOLS BIOLOGICALS INC.

By:	/s/ David I. Bell
Name:	David I. Bell
Title:	Director, Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints David I. Bell, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Willie Zuniga	President
Willie Zuniga	(Principal Executive Officer)

/s/ Max de Brouwer	Treasurer
Max de Brouwer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Gregory G. Rich	Chairman
Gregory G. Rich

/s/ David I. Bell	Director, Vice President and General Counsel
David I. Bell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols Diagnostic Solutions Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Delaware, on April 1, 2015.

GRIFOLS DIAGNOSTIC SOLUTIONS INC.

By:	/s/ David I. Bell
Name:	David I. Bell
Title:	Director, Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints David I. Bell, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Carsten Schroeder	Chief Executive Officer
Carsten Schroeder	(Principal Executive Officer)

/s/ Marco Tamagno	Vice President, Head of Finance
Marco Tamagno	(Principal Financial Officer and Principal Accounting Officer)

/s/ David I. Bell	Director, Vice President and General Counsel
David I. Bell

/s/ Tomás Dagá Gelabert	Director
Tomás Dagá Gelabert

/s/ Raimon Grifols Roura	Director
Raimon Grifols Roura

Name	Title

/s/ Carlos Roura Fernández	Director
Carlos Roura Fernández

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols Shared Services North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Virginia, on April 1, 2015.

GRIFOLS SHARED SERVICES NORTH AMERICA INC.

By:	/s/ David I. Bell
Name:	David I. Bell
Title:	Director, Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints David I. Bell, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Gregory G. Rich	Chairman and Chief Executive Officer
Gregory G. Rich	(Principal Executive Officer)

/s/ Max de Brouwer	Vice President, Head of Finance; Treasurer
Max de Brouwer	(Principal Financial Officer and Principal Accounting Officer)

/s/ David I. Bell	Director, Vice President and General Counsel
David I. Bell

/s/ Miguel Pascual	Director
Miguel Pascual

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols Therapeutics, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Delaware, on April 1, 2015.

GRIFOLS THERAPEUTICS, INC.

By:	/s/ David I. Bell
Name:	David I. Bell
Title:	Director, Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints David I. Bell, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Sergi Roura	Director and President
Sergi Roura	(Principal Executive Officer)

/s/ Max de Brouwer	Treasurer
Max de Brouwer	(Principal Financial Officer and Principal Accounting Officer)

/s/ David I. Bell	Director, Vice President and General Counsel
David I. Bell

/s/ Gregory G. Rich	Chairman
Gregory G. Rich

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Grifols Worldwide Operations USA, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Delaware, on April 1, 2015.

GRIFOLS WORLDWIDE OPERATIONS
USA, INC.

By:	/s/ David I. Bell
Name: David I. Bell
Title: Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints David I. Bell, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Ramón Riera Roca	President
Ramón Riera Roca	(Principal Executive Officer)

/s/ Alfredo Arroyo Guerra	Director, Treasurer
Alfredo Arroyo Guerra	(Principal Financial Officer and Principal Accounting Officer)

/s/ David I. Bell	Director
David I. Bell

/s/ Vicente Blanquer Torre	Director
Vicente Blanquer Torre

/s/ Andrew O’Connell	Director
Andrew O’Connell

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Instituto Grifols, S.A. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Spain, on April 1, 2015.

INSTITUTO GRIFOLS, S.A.

By:	/s/ Francisco Javier Jorba Ribes
Name: Francisco Javier Jorba Ribes
Title: Director and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the individuals whose signature appears below constitutes and appoints Francisco Javier Jorba Ribes, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement or any registration statement in connection herewith that is to be effective upon filing pursuant to Rule 462 (b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on April 1, 2015.

Name	Title

/s/ Francisco Javier Jorba Ribes	Director and Chief Executive Officer
Biomat, S.A. (represented by Francisco Javier Jorba Ribes)	(Principal Executive Officer)

/s/ Alfredo Arroyo Guerra	Chief Financial Officer
Alfredo Arroyo Guerra	(Principal Financial Officer)

/s/ Montserrat Lloveras Calvo	Controller
Montserrat Lloveras Calvo	(Principal Accounting Officer)

/s/ Víctor Grifols Roura	Chairman and Chief Executive Officer
Victor Grifols Roura

/s/ José Antonio Grifols Gras	Director
José Antonio Grifols Gras

Name	Title

/s/ Edgar Dalzell Jannotta	Director
Edgar Dalzell Jannotta

/s/ Thomas H. Glanzmann	Director
Thomas H. Glanzmann

/s/ Juan Ignacio Twose Roura	Director
Juan Ignacio Twose Roura

/s/ Ramón Riera Roca	Director
Ramón Riera Roca

/s/ David I. Bell	Authorized Representative in the United States
David I. Bell

EXHIBIT INDEX

Exhibit Number	Description
3.1.1	Articles of Association (Estatutos) of Grifols, S.A. (incorporated herein by reference to Exhibit 1.1 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 5, 2013)

3.1.2

Articles of Association (Estatutos) of Grifols, S.A. (English translation) (incorporated herein by reference to Exhibit 1.2 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 5, 2013)

3.2.1*	Certificate of Incorporation of Grifols Worldwide Operations Limited

3.2.2*	Certificate of Incorporation on Change of Name of Grifols Worldwide Operations Limited

3.2.3*	Memorandum and Articles of Association of Grifols Worldwide Operations Limited

3.3.1

Amended and Restated Certificate of Incorporation of Biomat USA, Inc. (incorporated herein by reference to Exhibit 3.4.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.3.2	By-laws of Biomat USA, Inc. (incorporated herein by reference to Exhibit 3.4.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.4.1	Certificate of Incorporation of Grifols Biologicals Inc. (incorporated herein by reference to Exhibit 3.3.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.4.2

Certificate of Correction to the Certificate of Incorporation of Grifols Biologicals Inc. (incorporated herein by reference to Exhibit 3.3.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.4.3	By-laws of Grifols Biologicals Inc. (incorporated herein by reference to Exhibit 3.3.3 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.5.1*	Certificate of Incorporation of Grifols Diagnostic Solutions Inc.

3.5.2*	Certificate of Amendment to Certificate of Incorporation of Grifols Diagnostic Solutions Inc.

3.5.3*	Certificate of Amendment to Certificate of Incorporation of Grifols Diagnostic Solutions Inc.

3.5.4*	By-laws of Grifols Diagnostic Solutions Inc.

3.6.1

Amended and Restated Articles of Association of Grifols Shared Services North America, Inc. (incorporated herein by reference to Exhibit 3.2.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.6.2*	Articles of Amendment to Amended and Restated Articles of Association of Grifols Shared Services North America, Inc.

3.6.3

Amended and Restated By-laws of Grifols Shared Services North America, Inc. (incorporated herein by reference to Exhibit 3.2.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.1	Certificate of Incorporation of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.2

Certificate of Amendment to Certificate of Incorporation of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.3

Certificate of Amendment to Certificate of Incorporation of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.3 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.7.4	By-laws of Grifols Therapeutics, Inc. (incorporated herein by reference to Exhibit 3.5.4 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.8.1*	Certificate of Incorporation of Grifols Worldwide Operations USA, Inc.

3.8.2*	By-laws of Grifols Worldwide Operations USA, Inc.

3.9.1

Articles of Association (Estatutos) of Instituto Grifols, S.A. (incorporated herein by reference to Exhibit 3.7.1 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

3.9.2

Articles of Association (Estatutos) of Instituto Grifols, S.A. (English translation) (incorporated herein by reference to Exhibit 3.7.2 of our Registration Statement on Form F-4 (File No. 333-177466) filed on October 24, 2011)

Exhibit Number	Description
4.1

Senior Notes Indenture, dated as of March 12, 2014, relating to the 5.25% Senior Notes due 2022, among Grifols Worldwide Operations Limited, the guarantors signatory thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated herein by reference to Exhibit 2.4 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 4, 2014)

4.2	Form of 5.25% Senior Note (included as Exhibit A to Exhibit 4.1)

4.3

Registration Rights Agreement, dated March 12, 2014, by and among Grifols Worldwide Operations Limited and Nomura Securities International, Inc., as representative of the several initial purchasers (incorporated herein by reference to Exhibit 2.6 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 4, 2014)

5.1*	Opinion of Proskauer Rose LLP, New York, NY, United States

5.2*	Opinion of Matheson, Dublin, Ireland

5.3*	Opinion of Hunton & Williams LLP, Richmond, VA, United States

5.4*	Opinion of Osborne Clarke, S.L.P., Barcelona, Spain

12.1*	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1

List of subsidiaries (incorporated herein by reference to Notes 1 and 2(b) to our audited consolidated financial statements starting on page F-1 of our Annual Report on Form 20-F (File No. 001-35193) filed on April 1, 2015)

23.1*	Consent of Proskauer Rose LLP, New York, NY, United States (included in Exhibit 5.1)

23.2*	Consent of Matheson, Dublin, Ireland (included in Exhibit 5.2)

23.3*	Consent of Hunton & Williams LLP, Richmond, VA, United States (included in Exhibit 5.3)

23.4*	Consent of Osborne Clarke, S.L.P., Barcelona, Spain (included in Exhibit 5.4)

23.5*	Consent of KPMG Auditores, S.L., Independent Registered Public Accounting Firm

24.1*	Power of attorney (included on the signature pages hereto)

25.1*	Statement of Eligibility on Form T-1 of The Bank of New York Mellon Trust Company, N.A., as trustee under the indenture

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter to Registered Holders and Depository Trust Company Participants

99.4*	Form of Letter to Clients